                                                                    EXHIBIT 10.3


                           LOAN AND SECURITY AGREEMENT

                                  by and among

                                  US LEC CORP.,
                                   as Borrower

                                       and

                          US LEC of North Carolina Inc.
                            US LEC of Tennessee Inc.
                             US LEC of Georgia Inc.
                          US LEC of South Carolina Inc.
                             US LEC of Florida Inc.
                            US LEC of Virginia L.L.C.
                             US LEC of Alabama Inc.
                           US LEC of Pennsylvania Inc.
                             US LEC of Maryland Inc.
                           US LEC Communications Inc.
                             US LEC Acquisition Co.
                            US LEC of New York Inc.,
                                  as Guarantors

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    as Lender

                                       and

                             Dated: October 25, 2005

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1. DEFINITIONS............................................................................................1

SECTION 2. CREDIT FACILITIES.....................................................................................44
         2.1      Revolving Loans................................................................................44
         2.2      Increase of the Facility Maximum Credit........................................................45

SECTION 3. INTEREST AND FEES.....................................................................................46
         3.1      Interest.......................................................................................46
         3.2      Closing Fee....................................................................................48
         3.3      Unused Line Fee................................................................................48
         3.4      Changes in Laws and Increased Costs of Revolving Loans.........................................48

SECTION 4. CONDITIONS PRECEDENT..................................................................................50
         4.1      Conditions Precedent to Initial Revolving Loans................................................50
         4.2      Conditions Precedent to All Revolving Loans....................................................52

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST.............................................................53
         5.1      Grant of Security Interest.....................................................................53
         5.2      Perfection of Security Interests...............................................................54

SECTION 6. COLLECTION AND ADMINISTRATION.........................................................................59
         6.1      Borrower's Revolving Loan Accounts.............................................................59
         6.2      Statements.....................................................................................59
         6.3      Collection of Accounts.........................................................................59
         6.4      Payments.......................................................................................60
         6.5      Authorization to Make Revolving Loans..........................................................61
         6.6      Use of Proceeds................................................................................61



                                      (ii)

SECTION 7. COLLATERAL REPORTING AND COVENANTS....................................................................62
         7.1      Collateral Reporting...........................................................................62
         7.2      Accounts Covenants.............................................................................63
         7.3      Inventory Covenants............................................................................64
         7.4      Equipment and Real Property Covenants..........................................................64
         7.5      Power of Attorney..............................................................................64
         7.6      Right to Cure..................................................................................65
         7.7      Access to Premises.............................................................................66

SECTION 8. REPRESENTATIONS AND WARRANTIES........................................................................66
         8.1      Corporate Existence, Power and Authority.......................................................66
         8.2      Name; State of Organization; Chief Executive Office; Collateral Locations......................67
         8.3      Financial Statements; No Material Adverse Change...............................................67
         8.4      Priority of Liens; Title to Properties.........................................................68
         8.5      Tax Returns....................................................................................68
         8.6      Litigation.....................................................................................68
         8.7      Compliance with Other Agreements and Applicable Laws...........................................68
         8.8      Environmental Compliance.......................................................................69
         8.9      Employee Benefits..............................................................................70
         8.10     Bank Accounts..................................................................................71
         8.11     Intellectual Property..........................................................................71
         8.12     Subsidiaries; Affiliates; Capitalization; Solvency.............................................71
         8.13     Labor Disputes.................................................................................72
         8.14     Restrictions on Subsidiaries...................................................................72
         8.15     Material Contracts.............................................................................73
         8.16     Payable Practices..............................................................................73
         8.17     Carrier Service Agreements, IRU Agreements and Interconnection Agreements......................73
         8.18     Billing Processor Agreements...................................................................74
         8.19     Governmental Authorizations....................................................................74



                                     (iii)

         8.20     No Regulatory Event............................................................................75
         8.21     Trade Relations................................................................................75
         8.22     Interrelated Businesses........................................................................75
         8.23     Accuracy and Completeness of Information.......................................................75
         8.24     Survival of Warranties; Cumulative.............................................................76

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS....................................................................76
         9.1      Maintenance of Existence.......................................................................76
         9.2      New Collateral Locations.......................................................................76
         9.3      Compliance with Laws, Regulations, Etc.........................................................77
         9.4      Payment of Taxes and Claims....................................................................77
         9.5      Insurance......................................................................................78
         9.6      Financial Statements and Other Information.....................................................79
         9.7      Limitation on Asset Sales......................................................................81
         9.8      Encumbrances...................................................................................82
         9.9      Indebtedness...................................................................................83
         9.10     Merger, Consolidation..........................................................................84
         9.11     Limitation on Restricted Payments..............................................................86
         9.12     Transactions with Affiliates...................................................................88
         9.13     Compliance with ERISA..........................................................................89
         9.14     End of Fiscal Years; Fiscal Quarters...........................................................89
         9.15     Change in Business.............................................................................89
         9.16     Limitation of Restrictions Affecting Subsidiaries..............................................90
         9.17     Minimum Consolidated Cash Flow.................................................................90
         9.18     License Agreements.............................................................................91
         9.19     Foreign Assets Control Regulations, Etc........................................................91
         9.20     Carrier Service Agreements; Interconnection Agreements; IRU Agreements.........................92
         9.21     Billing Processor Agreements...................................................................93
         9.22     Senior Secured Note Permitted Indebtedness Limit...............................................94
         9.23     Modifications of Indebtedness, Organizational Documents and Certain Other
                  Agreements; Certain Payments of Indebtedness, Etc..............................................94



                                      (iv)

         9.24     Costs and Expenses.............................................................................95
         9.25     Further Assurances.............................................................................96

SECTION 10. EVENTS OF DEFAULT AND REMEDIES.......................................................................97
         10.1     Events of Default..............................................................................97
         10.2     Remedies.......................................................................................99

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW........................................102
         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.........................102
         11.2     Waiver of Notices.............................................................................104
         11.3     Amendments and Waivers........................................................................104
         11.4     Intentionally Deleted.........................................................................104
         11.5     Indemnification...............................................................................104

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS....................................................................105
         12.1     Term..........................................................................................105
         12.2     Interpretative Provisions.....................................................................106
         12.3     Notices.......................................................................................108
         12.4     Partial Invalidity............................................................................109
         12.5     Successors....................................................................................109
         12.6     Confidentiality...............................................................................109
         12.7     Entire Agreement..............................................................................111
         12.8     USA Patriot Act...............................................................................111
         12.9     Counterparts, Etc.............................................................................111



                                      (v)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES

Exhibit A                       Information Certificate
Exhibit B                       Form of Compliance Certificate
Exhibit 1.16                    Borrowing Base Certificate
Exhibit C                       Form of Notice of Borrowing
Schedule 1.79                   Initial Pledged Interests
Schedule 1.80                   Initial Pledged Shares
Schedule 1.83                   Intercompany Notes
Schedule 8.17(a)(i)             Carrier Out Agreements
Schedule 8.17(a)(ii)            Carrier In Agreements
Schedule 8.17(b)                Interconnection Agreements
Schedule 8.18                   Billing Processor Agreements
Schedule 8.19                   Governmental Authorizations
Schedule 9.8                    Existing Liens
Schedule 1.139                  Senior Secured Note Documents
Schedule 1.147                  Merger Entities



                                      (vi)

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement dated October 25, 2005 (the "Agreement") is entered into by and among Wachovia Bank, National Association, a national banking association ("Lender" as hereinafter further defined) and US LEC Corp., a Delaware corporation ("Borrower"), US LEC of North Carolina Inc., a North Carolina corporation ("USNC"; US LEC of Tennessee Inc., a Delaware corporation ("USTN"); US LEC of Georgia Inc., a Delaware corporation ("USGA"); US LEC of South Carolina Inc., a Delaware corporation ("USSC"), US LEC of Florida Inc., a North Carolina corporation ("USFL"); US LEC of Virginia L.L.C., a Delaware limited liability company ("USVA"); US LEC of Alabama Inc., a North Carolina corporation ("USAL"); US LEC of Pennsylvania Inc., a North Carolina corporation ("USPA"); US LEC of Maryland Inc., a North Carolina corporation ("USMD"); US LEC Communications Inc., a North Carolina corporation ("USComm"); US LEC Acquisition Co., a North Carolina corporation ("US-AC"), and US LEC of New York Inc., North Carolina corporation ("USNY" and together with USNC, USTN, USGA, USSC, USFL, USVA, USAL, USPA, USMD, USComm and US-AC, each individually a "Guarantor" and collectively, "Guarantors" as hereinafter further defined).

                                  WITNESSETH:


         WHEREAS, Borrower and Guarantors have requested that Lender enter into financing arrangements with Borrower pursuant to which Lender may make Revolving Loans and provide other financial accommodations to Borrower;

         WHEREAS, under the terms of the Senior Secured Note Documents this Agreement will be deemed a "Credit Facility" (as such term is defined in the Senior Secured Note Indenture as in effect on the date hereof); and

         WHEREAS, Lender is willing to agree to make such Revolving Loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall have the meaning ascribed to such term in the UCC.

         1.2 "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of Borrower or at the time it merges or consolidates with or into Borrower or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Borrower or such acquisition, merger or consolidation.

         1.3 "Additional Pledged Interests" shall mean, collectively, with respect to Borrower and each Guarantor, (i) all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of Borrower or such Guarantor relating to such interests in each such issuer or under any organizational document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of Borrower or such Guarantor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests from time to time acquired by Borrower or such Guarantor in any manner and (ii) all membership, partnership or other equity interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by Borrower or such Guarantor and all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of Borrower or such Guarantor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of Borrower or such Guarantor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by Borrower or such Guarantor in any manner.

         1.4 "Additional Pledged Shares" shall mean, collectively, with respect to Borrower and each Guarantor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of Borrower and such Guarantor relating to such interests issued by any such issuer under any organizational document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of Borrower and such Guarantor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by Borrower or such Guarantor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of Borrower or such Guarantor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of Borrower or such Guarantor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by Borrower or such Guarantor in any manner.

         1.5 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum determined by dividing
(a) the London Interbank Offered Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), if Lender has any Eurocurrency liabilities subject to such reserve requirement. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         1.6 "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. A Person shall not be deemed an "Affiliate" of Borrower or any of its Subsidiaries solely as a result of such Person being a joint venture partner of Borrower or any of its Subsidiaries.

         1.7 "Asset Acquisition" means (a) an Investment by Borrower or any Restricted Subsidiary of Borrower in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Borrower or any
 Restricted Subsidiary of Borrower, or shall be merged with or into Borrower (with Borrower as the surviving entity) or any Restricted Subsidiary of Borrower, or (b) the acquisition by Borrower or any Restricted Subsidiary of Borrower of the assets of any Person (other than a Restricted Subsidiary of Borrower) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         1.8 "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Borrower or any of its Subsidiaries (including any sale and leaseback transaction but excluding the grant of any Permitted Lien or other Lien permitted in accordance with Section 9.8 hereof) to any Person other than Borrower or a Wholly Owned Restricted Subsidiary of Borrower that is a Borrower or Guarantor of: (a) any Capital Stock of any Restricted Subsidiary of Borrower; or (b) any other property or assets of Borrower or any

Restricted Subsidiary of Borrower other than in the ordinary course of business; provided, that, Asset Sales shall not include: (i) a transaction or series of related transactions for which Borrower or its Subsidiaries receive aggregate consideration of less than $1,000,000; (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Borrower pursuant to a merger or consolidation permitted under the terms of this Agreement; (iii) any Restricted Payment permitted by Section 9.11 or that constitutes a Permitted Investment; (iv) the sale or discount, in each case without recourse, of Receivable arising in the ordinary course of business or related to a bankruptcy claim, but only in connection with the compromise or collection thereof; (v) disposals or replacements of (A) obsolete or worn out equipment and (B) fixtures on real property that are no longer used or useful in the business of Borrower or its Subsidiaries; (vi) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind.

         1.9 "Authorized Officer" shall mean a Responsible Officer or Treasury Manager of Borrower.

         1.10 "Billing Processor" shall mean any third party servicing or processing agent or intermediary who facilitates, services, processes or manages the billing transfer and/or payment procedures with respect to any services provided by Borrower to its customers through a Carrier or otherwise. The term "Billing Processor" shall not include collection agencies, merchant accounts, Credit Card Processors, lockbox accounts or printers of invoices.

         1.11 "Billing Processor Acknowledgments" shall mean, individually and collectively, in form and substance reasonably satisfactory to Agent, by any Billing Processor in favor of Lender, as the same may from time to time exist or be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.12 "Billing Processor Agreements" shall mean all agreements (other than Billing Processor Acknowledgments) now existing or hereafter entered into by Borrower with any Billing Processor, in its capacity as such, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including without limitation, the agreements listed on
Schedule 8.18 hereto.

         1.13 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.14 "Borrower" shall mean, US LEC Corp., a Delaware corporation, and its successors and assigns.

         1.15 "Borrowing Base" shall mean, at any time, the amount equal to: (a) eighty-five (85%) percent of the Eligible Accounts of Borrower minus (b) Reserves.

         1.16 "Borrowing Base Certificate" shall mean a report substantially in the form of Exhibit 1.16 hereto, as the same may from time to time be modified by Lender in consultation with Borrower, which is duly completed and executed by a Responsible Officer of Borrower and delivered to Lender.

         1.17 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which Lender is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.18 "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         1.19 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.20 "Carrier Accounts" shall mean Accounts owing by Carriers arising from the sale by Borrower or its Subsidiaries to such Carriers of telecommunication services pursuant to the Carrier Service Agreements or otherwise.

         1.21 "Carriers" shall mean, collectively, telecommunication interexchange carriers or other providers of telecommunications long distance services and local exchange companies or other providers of local telecommunications service, including without limitation, AT&T, MCI, Verizon, Bell South, Sprint, SBC or Qwest, sometimes being referred to herein individually as a "Carrier".

         1.22 "Carrier Service Agreements" shall mean, collectively, the Carrier-In Service Agreements and the Carrier-Out Service Agreements, sometimes being referred to herein individually as a "Carrier Service Agreement".

         1.23 "Carrier-In Service Agreements" shall mean, collectively, the agreements, including, Interconnection Agreements, between Borrower or any Guarantor and Carriers in the ordinary course of the business of Borrower and Guarantors providing for the purchase by Borrower or such Guarantor from such Carrier, of telecommunication services, sometimes being referred to herein individually as a "Carrier-In Service Agreement".

         1.24 "Carrier-Out Service Agreements" shall mean, collectively, the agreements between Borrower or any Guarantor and Carriers in the ordinary course of the business of

Borrower and Guarantors providing for the sale by Borrower or such Guarantor to such Carrier, of telecommunication services, sometimes being referred to herein individually as a "Carrier-Out Service Agreement."

         1.25 "Cash Dominion Event" shall mean the occurrence of any of the following: (a) an Event of Default shall exist or have occurred and be continuing, or (b) any three (3) consecutive business days on which Cash Dominion Excess Availability is less than $5,000,000 which Cash Dominion Event shall be deemed to continue until such time as a Cash Dominion Reversion Date occurs.

         1.26 "Cash Dominion Excess Availability" shall mean, the amount, as determined by Lender, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base or (ii) the Maximum Credit plus (b) Qualified Cash minus (c) the principal amount of all then outstanding Revolving Loans.

         1.27 "Cash Dominion Reversion Date" shall mean, during the any Cash Dominion Event described in Section 1.25 hereof, the sixtieth (60th) consecutive date that Cash Dominion Excess Availability has been equal to or greater than $5,000,000.

         1.28 "Cash Equivalents" means:

                  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f)investments in money market funds that invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

         1.29 "Change of Control" means the occurrence of one or more of the following events:

                  (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Borrower to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement), other than to Permitted Holders;

                  (b) the approval by the holders of Capital Stock of Borrower of any plan or proposal for the liquidation or dissolution of Borrower (whether or not otherwise in compliance with the provisions of this Agreement);

                  (c) any Person or Group (other than one or more Permitted Holders or any entity formed for the purpose of owning Capital Stock of Borrower) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Borrower; or

                  (d) the replacement of a majority of the Board of Directors of Borrower over a two-year period from the directors who constituted the Board of Directors of Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of either (i) the Permitted Holders or
(ii) a majority of the Board of Directors of Borrower then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved pursuant to clause (a) above or this clause (d).

         1.30 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.31 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.32 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from the lessor of Borrower's and each Guarantor's principal executive office.

         1.33 "Commodity Accounts" shall mean, collectively, with respect to Borrower and each Guarantor, all "commodity accounts" as such term is defined in the UCC other than any Excluded Accounts.

         1.34 "Communications Act" shall mean the Communications Act of 1934, as the same now exists or may from time to time hereafter be amended (and including as amended pursuant to the Telecommunications Act of 1996), modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.35 "Communications Laws" shall mean the Communications Act and any similar or successor Federal statute or statutes and any applicable State or foreign law governing the provision of telecommunications services, as the same now exist or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules and regulations thereunder or related thereto.

         1.36 "Communications Regulatory Authority" shall mean the FCC, any PUC and any future federal, state or local communications regulatory commission, agency, department board or authority.

         1.37 "Consolidated Cash Flow" means, with respect to any Person, for any period, the sum (without duplication) of: (a) Consolidated Net Income; and
(b) to the extent Consolidated Net Income has been reduced thereby: (i) all income taxes of such Person and its Restricted Subsidiaries, paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business); (ii) Consolidated Interest Expense; and(iii) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP. The calculation of Consolidated Cash Flow shall exclude any non-cash, non-recurring charges related to inter-carrier compensation disputes and receivables as they relate to revenues and profits for periods before the period being measured.

         1.38 "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (a) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (i) any amortization of debt discount and amortization or write-off of deferred financing costs (other than write-offs made in connection with the issuance of the Senior Secured Notes on September 30, 2004); (ii) the net costs under Interest Swap Obligations; (iii) all capitalized interest; and (iv) the interest portion of any deferred payment obligation; and (b) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; provided, that, there shall be excluded therefrom any non-cash amortization or write-off of fees and expenses incurred in connection with the issuance of the Senior Secured Notes and the negotiation and execution of this Agreement and the other Financing Agreements.

         1.39 "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that, there shall be excluded therefrom without duplication:

         (1) after-tax gains and losses from Asset Sales (without regard to the $1,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

         (2) after-tax items classified as extraordinary or nonrecurring gains;

         (3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

         (4) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

         (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following September 30, 2004;

         (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

         (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

         1.40 "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization, non-cash dividends or distributions on Qualified Capital Stock paid in Qualified Capital Stock and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         1.41 "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (a) the aggregate amount of all outstanding Indebtedness of Borrower and its Restricted Subsidiaries and (b) the aggregate amount of all outstanding Disqualified Capital Stock of Borrower and its Subsidiaries, with the amount of such Disqualified Capital Stock equal to the greater of its respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP.

         1.42 "Copyrights" shall mean, collectively, with respect to Borrower and each Guarantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by Borrower and such Guarantor, in each case, whether now owned or hereafter created or acquired by or assigned to Borrower and such Guarantor, together with any and all (a) rights and privileges arising under applicable law with respect to Borrower's and such Guarantor's use of such copyrights, and (b) reissues, renewals, continuations and extensions thereof.

         1.43 "Credit Card Issuer" shall mean any Person (other than Borrowers but including Financing Subsidiaries) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.

         1.44 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any sales transactions of Borrower and its Subsidiaries involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

         1.45 "Credit Card Receivables" shall mean collectively, (a) all present and future rights of Borrower or any Subsidiary of Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of Borrower or any Subsidiary to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Credit Card Receivables arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

         1.46 "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Borrower or any Restricted Subsidiary of Borrower against fluctuations in currency values and not for speculative purposes.

         1.47 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

         1.48 "Deposit Accounts" shall mean, collectively, with respect to Borrower and each Guarantor, (a) all "deposit accounts" as such term is defined in the UCC other than any Excluded Accounts, and in any event shall include the Collateral Account and all accounts and sub-accounts relating to the foregoing account and (b) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (a) of this definition.

         1.49 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Lender, by and among Lender, the Borrower or a

Guarantor with a deposit account (other than Excluded Accounts) at any bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by Borrower or such Guarantor and has such other terms and conditions as Lender may require.

         1.50 "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Senior Secured Notes; provided, that, (a) the Convertible Preferred Stock shall not be deemed Disqualified Capital Stock and (b) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders the right to require Borrower to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" or "asset sale" occurring prior to the final maturity of the Senior Secured Notes shall not constitute Disqualified Capital Stock if (i) the "change of control" or "asset sale" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.15 or
4.10 of the Senior Secured Note Indenture, as applicable, or the Convertible Preferred Stock and (ii) any such requirement becomes operative only after compliance with such terms applicable to the Senior Secured Notes, including prior completion of any offer to purchase the Senior Secured Notes pursuant to a Change of Control Offer or a Net Proceeds Offer (as such terms are defined in the Senior Secured Note Indenture as in effect on the date hereof), as applicable.

         1.51 "Distributions" shall mean, collectively, with respect to Borrower and each Guarantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to Borrower or such Guarantor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

         1.52 "Eligible Accounts" shall mean Accounts of Borrower and Guarantors which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

                  (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or such Guarantor or rendition of services by Borrower or such Guarantor in the ordinary course of its business which transactions are completed in accordance with any applicable terms and provisions contained in any documents related thereto;

                  (b) such Accounts are not unpaid more than the earlier of sixty (60) days after the original due date for them or one hundred twenty (120) days after the date of the original invoice for them

                  (c) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

                  (d) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Lender's request, Borrower or such Guarantor shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be reasonably required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may reasonably request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada);

                  (e) if the chief executive office of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then such Accounts shall be deemed Eligible Accounts if such Accounts otherwise satisfy the criteria for Eligible Accounts; provided, that, the aggregate amount of all such Eligible Accounts shall not exceed $1,000,000 at any time, except in the discretion of Lender, if either: (i) the account debtor has delivered to Borrower or such Guarantor an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent, and Borrower or such Guarantor has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Lender or naming Lender as transferee beneficiary thereunder, as Lender may specify, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may in good faith determine);

                  (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's or Guarantor's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance reasonably satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

                  (g) such Accounts do not consist of Accounts for connection services to be provided by Borrower or such Guarantor more than thirty (30) days in advance of the performance of such services;

                  (h) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower or such Guarantor to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

                  (i) there are no material facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or, except as otherwise permitted in this Agreement, reduce the amount payable or delay payment thereunder beyond the periods set forth in subsection (b) of this definition;

                  (j) such Accounts are subject to the first priority, valid and perfected security interest of Lender and are not subject to any liens except as expressly permitted in this Agreement and which liens are subject to an intercreditor agreement in form and substance reasonably satisfactory to Lender between the holder of such security interest or lien and Lender;

                  (k) such Accounts may be owed by account debtors who are employees of Borrower or any Guarantor provided, that, the aggregate amount of all such Accounts deemed Eligible Accounts shall not exceed $100,000 in the aggregate;

                  (l) the Account debtor with respect to such Account is the United States of America or any department, agency or instrumentality thereof, so long as the aggregate outstanding amount of all such Accounts does not exceed $1,500,000 (such Accounts in excess of $1,500,000, either singly or in the aggregate, shall be deemed Eligible Accounts if, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended, if applicable, has been complied with in a manner reasonably satisfactory to Lender);

                  (m) the Account debtor in respect of such Accounts has not to the knowledge of Borrower, any Guarantor or Lender (i) filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) made an assignment for the benefit of creditors, (iii) had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (iv) has failed, suspended business operations, become insolvent, or
(v) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs, except, that, Accounts created in respect of such account debtors after the occurrence of any events described in clauses (i) through (iv) above may be deemed eligible to the extent such Accounts otherwise satisfy, in the determination of Lender, the criteria set forth herein;

                  (n) the aggregate amount of such Accounts owing by a single account debtor do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentage shall be deemed Eligible Accounts if such Accounts otherwise qualify as Eligible Accounts);

                  (o) such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of sixty (60) days after the original due date for them or one hundred twenty (120) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                  (p) such Accounts are not Carrier Accounts or Credit Card Receivables;

                  (q) such Accounts are not in respect of service at locations of account debtors for which such service(s) has been disconnected;

                  (r) such Accounts are not in respect of services performed for which no invoice has been rendered;

                  (s) if such Accounts are owed to any Guarantor, Borrower owns, directly or indirectly, at least eighty (80%) percent of the Voting Stock of such Guarantor; and

                  (t) notwithstanding anything to the contrary set forth in this definition, no more than ten (10%) percent of the dollar amount of all Eligible Accounts shall be Accounts in respect of which residential customers are Account debtors.

Upon written notice to Borrower, the criteria for Eligible Accounts set forth above may be changed and any new criteria for Eligible Accounts may be established by Lender in good faith only based on and with a reasonable relationship to either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Lender has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or
(ii) which materially adversely affects or could reasonably be expected to materially adversely affect the Accounts in the good faith determination of Lender. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.53 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower or any Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the

Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.54 "Equipment" shall have the meaning set forth in the UCC.

         1.55 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         1.56 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.57 "ERISA Event" shall mean (a) the occurrence of any "reportable event", as defined in Section 4043(c) of ERISA, with respect to a Pension Plan, other than events as to which the requirement of notice has been waived in regulations by the Pension Benefit Guaranty Corporation; (b) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) a complete or partial withdrawal by Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or the receipt by Borrower, Guarantor or any ERISA affiliate of notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower, Guarantor or any ERISA Affiliate in excess of $5,000,000; and (g) any other event or condition with respect to a Plan including any Pension Plan maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower in excess of $5,000,000.

         1.58 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.59 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.60 "Excess Availability" shall mean, the amount, as determined by Lender, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base and
(ii) the Maximum Credit plus (b) Qualified Cash minus (c) the sum of: (i) the amount of all then outstanding and unpaid Revolving Loans plus (ii) the amount of all then outstanding and unpaid trade payables and other obligations of Borrower and Guarantors which exceed $1,000,000 in the aggregate and are outstanding more than sixty (60) days past due as of the end of the immediately preceding month (other than trade payables, other obligations or carrier disputes being contested or disputed by Borrower and Guarantors in good faith).

         1.61 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         1.62 "Excluded Account" shall mean (a) any Deposit Account, Securities Account or Commodity Account opened by Borrower or any Guarantor the average daily balance of which is less than $500,000; provided, that, the average daily balance of any such account when aggregated with the average daily balance of all other such accounts with balances of less than $500,000 shall not exceed $1,000,000 and (b) any Deposit Account used solely for (i) funding payroll or segregating payroll taxes or (ii) segregating 401k contributions or contributions to the employee stock purchase plan and other health and benefit plans, in each case for payment in accordance with any applicable laws.

         1.63 "Excluded Property" shall mean Special Property other than the following:

                  (a) the right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9 406(d), 9 407 (a) or 9 408(a) of the UCC to the extent that such sections of the UCC are effective to limit the prohibitions which make such property "Special Property"; and

                  (b) any claim under the policy of insurance (an "Insurance Claim"); and

                  (c) any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

         1.64 "Facility Maximum Credit" shall mean $10,000,000; provided, that, the Facility Maximum Credit may be increased to an amount not to exceed $20,000,000 upon the satisfaction of all conditions set forth in Section 2.2 hereof as determined by Lender.

         1.65 "FCC" shall mean the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

         1.66 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Guarantor in connection with this Agreement provided, that, the Financing Agreements shall not include Interest Swap Obligations.

         1.67 "Fixtures" shall have the meaning set forth in the UCC.

         1.68 "Foreign Subsidiary" shall mean any Subsidiary of Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America.

         1.69 "Funding Bank" shall have the meaning given to such term in
Section 3.7 hereof.

         1.70 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or such other statement by such other entity as may be approved by a significant segment of the accounting profession in the United States or changes in application of which the Borrower's independent certified public accountants concur.

         1.71 "General Intangibles" shall mean, collectively, with respect to Borrower and each Guarantor, all "general intangibles," as such term is defined in the UCC, of Borrower and such Guarantor and, in any event, shall include (i) all of Borrower's and such Guarantor's rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Collateral, if applicable, (iii) any and all other rights, claims, choses-in-action and causes of action of such Guarantor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, if applicable, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, if applicable, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to Borrower's or such Guarantor's operations or any of the Collateral, if applicable, and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by Borrower or such Guarantor pertaining to operations now or hereafter conducted by such Guarantor or any of the Collateral, if applicable, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral, if applicable, and claims for tax or other refunds against any Governmental Authority relating to any Collateral, if applicable.

         1.72 "Goodwill" shall mean, collectively, with respect to Borrower and each Guarantor, the goodwill connected with such Guarantor's business including all goodwill connected with (i) the use of and symbolized by any Trademark or Trademark License in which Borrower or such Guarantor has any interest and (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost in-formation, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill.

         1.73 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.74 "Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (a) US LEC of North Carolina Inc., a North Carolina corporation; (b) US LEC of Tennessee Inc., a Delaware corporation; (c) US LEC of Georgia Inc., a Delaware corporation; (d) US LEC of South Carolina Inc., a Delaware corporation; (e) US LEC of Florida Inc., a North Carolina corporation; (f) US LEC of Virginia, L.L.C., a Delaware limited liability company (g) US LEC of Alabama Inc., a North Carolina corporation; (h) US LEC of Pennsylvania Inc., a North Carolina corporation; (i) US LEC of Maryland Inc., a Delaware corporation; (j) US LEC Communications Inc., a North Carolina corporation; (k) US LEC Acquisition Co., a North Carolina corporation;
(l) US LEC of New York Inc., a North Carolina corporation; and (m) any other Person that at any time after the date hereof becomes party to a guarantee in favor of Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (other than Borrower); each sometimes being referred to herein individually as a "Guarantor".

         1.75 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.76 "Indebtedness" means with respect to any Person, without duplication:

                  (a) all obligations of such Person for borrowed money;

                  (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (c) all Capitalized Lease Obligations of such Person;

                  (d) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith);

                  (e) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

                  (f) guarantees and other contingent obligations in respect of Indebtedness of other Persons of the type referred to in clauses (a) through (e) above and clause (h) below but, in the case of a guarantee, only to the extent so guaranteed;

                  (g) all obligations of any other Person of the type referred to in clauses (a) through (f) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

                  (h) all obligations under Currency Agreements and Interest Swap Obligations of such Person; and

                  (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

                  For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of Borrower of such Disqualified Capital Stock.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, that, the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness.

         1.77 "Indebtedness to Cash Flow Ratio" means the ratio of (a) the Consolidated Total Indebtedness as of the date of calculation (the "Calculation Date") to (b) the Consolidated Cash Flow for the four full consecutive fiscal quarters immediately preceding such Calculation Date for which financial information is available (the "Measurement Period"). For purposes of calculating Consolidated Cash Flow for the Measurement Period ending immediately prior to the relevant Calculation Date:

                  (i) any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction that requires the determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period;

                  (ii) any Person that is not a Restricted Subsidiary on such Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction that requires the determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period; and

                  (iii) if since the beginning of the Measurement Period, Borrower, any Restricted Subsidiary or any Person that subsequently became a Restricted Subsidiary or was merged with or into Borrower or any Restricted Subsidiary since the beginning of the Measurement Period shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business in each case during such Measurement Period or after the end of such period and on or prior to such Calculation Date, such calculation will be made on a pro forma basis in accordance with GAAP and giving effect to any increase or reduction of any associated Consolidated Cash Flow attributable thereto (including any pro forma adjustments (including cost-savings adjustments) calculated on a basis consistent with Regulation S-X under the Securities Act), as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period.

         1.78 "Information Certificate" shall mean, collectively, the Information Certificates of Borrower and Guarantors constituting Exhibit A hereto containing material information with respect to Borrower and Guarantors, their respective businesses and assets provided by or on behalf of Borrower and Guarantors to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.79 "Initial Pledged Interests" shall mean, with respect to Borrower and each Guarantor, all membership, partnership or other equity interests (other than in a corporation), as applicable, of each issuer described in Schedule 1.79 hereto, together with all rights, privileges, authority and powers of Borrower or such Guarantor in and to each such issuer or under any organizational document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of Borrower or such Guarantor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

         1.80 "Initial Pledged Shares" shall mean, collectively, with respect to Borrower and each Guarantor, the issued and outstanding shares of capital stock of each issuer described in Schedule 1.80 hereto together with all rights, privileges, authority and powers of Borrower or such Guarantor relating to such interests in each such issuer or under any organizational document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of Borrower or such Guarantor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

         1.81 "Instruments" shall mean, collectively, with respect to Borrower and each Guarantor, all "instruments," as such term is defined in Article 9 of the UCC, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

         1.82 "Intellectual Property" shall mean, as to Borrower and each Guarantor, collectively, such Borrower's and Guarantor's now owned and hereafter arising or acquired collectively, Patents, Trademarks, Copyrights, Licenses and Goodwill.

         1.83 "Intercompany Notes" shall mean, with respect to Borrower and each Guarantor, all intercompany notes described in Schedule 1.83 hereto and intercompany notes hereafter acquired by Borrower or such Guarantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

         1.84 "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated of even date herewith, by and among Lender and Senior Secured Note Trustee (on behalf of the holders of the Senior Secured Notes), as acknowledged and agreed to by Borrower and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.85 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) months or six (6) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.86 "Interest Rate" shall mean,

                  (a) Subject to clause (b) of this definition below:

                           (i) as to Prime Rate Loans, a rate equal to
one-quarter (.25%) percent per annum in excess of the Prime Rate,

                           (ii) as to Eurodollar Rate Loans, a rate equal to two
and one-quarter (2.25%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by Borrower, as in effect two (2) Business Days prior to the commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to Borrower or any Guarantor).

                  (b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the rate of two and one-quarter (2.25%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-quarter (4.25%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Revolving Loans to Borrower at any time outstanding in excess of the Borrowing Base or the Maximum Credit (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.87 "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements and not entered into for speculative purposes.

         1.88 "Inventory" shall have the meaning set forth in the UCC.

         1.89 "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any other purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Borrower and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Borrower or such Restricted Subsidiary, as the case may be. If the Borrower or any Restricted Subsidiary of the Borrower sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of Borrower such that, after giving effect to any such sale or disposition, Borrower no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         1.90 "Investment Property" shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

         1.91 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower or any Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower or such Guarantor (other than Excluded Accounts) acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Lender, that it will comply with entitlement orders originated by Lender with respect to such investment property, or other instructions of Lender, and has such other terms and conditions as Lender may require.

         1.92 "Lender" shall mean Wachovia Bank, National Association, a national banking association, and its successors and assigns.

         1.93 "Lender Payment Account" shall mean account no. 2070482789126 of Lender at Wachovia Bank, National Association or such other account of Lender as Lender may from time to time designate to Borrower as the Lender Payment Account for purposes of this Agreement and the other Financing Agreements.

         1.94 "Licenses" shall mean, collectively, with respect to Borrower and each Guarantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether Borrower or such Guarantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all renewals, extensions, supplements and continuations thereof.

         1.95 "License Agreements" shall have the meaning set forth in Section
8.11 hereof.

         1.96 "Lien" shall mean any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

         1.97 "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) two
(2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         1.98 "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition, business, performance or operations of Borrower and its Subsidiaries taken as a whole; (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral; (d) the Collateral or the value of Accounts; (e) the ability of Borrower and Guarantors (taken as a whole) to repay the Obligations or of Borrower and Guarantors to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements. For purposes of determining a Material Adverse Effect, any non-cash, non-recurring charges related to inter-carrier compensation or carrier access disputes and receivables will be excluded. It is agreed by the parties hereto that the effects of Hurricanes Katrina and Rita did not have a Material Adverse Effect on the Borrower and its Subsidiaries.

         1.99 "Material Contract" shall mean any contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew or be replaced by any party thereto would have a Material Adverse Effect.

         1.100 "Maximum Credit" shall mean, on any date of determination, the amount equal to (a) the Facility Maximum Credit minus (b) the aggregate amount of outstanding "Permitted Indebtedness" under clause (2) of the definition of Permitted Indebtedness (as set forth in the Senior Secured Note Indenture as in effect on the date hereof) exclusive of the aggregate principal amount of Revolving Loans and other Obligations outstanding hereunder.

         1.101 "Maximum Secured Debt Amount" means the maximum amount of Indebtedness that may be incurred by Borrower or any of its Restricted Subsidiaries without causing the Secured Indebtedness to Cash Flow Ratio for Borrower (based on Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred) to exceed 3.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four-quarter period. For purposes of determining the amount of Indebtedness of Borrower and its Restricted Subsidiaries as of any date of determination, the total committed amounts under all revolving Credit Facilities (as such term is defined in the Senior Secured Note Indenture as in effect on the date hereof) will be deemed to be outstanding as of such date of determination.

         1.102 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower, Guarantor or any ERISA Affiliate or with respect to which Borrower, Guarantor or any ERISA Affiliate may incur any liability.

         1.103 "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Borrower, Guarantor, or any other Restricted Subsidiaries from such Asset Sale net of: (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions); (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; (c) in the case of an Asset Sale of Collateral, repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Asset Sale, and, in the case of any other Asset Sale, repayment of Indebtedness that is required to be repaid in connection therewith; and (d) appropriate amounts to be provided by such Borrower, Guarantor or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Borrower, Guarantor or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         1.104 "Obligations" shall mean, without duplication, any and all Revolving Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrower to Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

         1.105 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of Lender in any of the Revolving Loans in conformity with the provisions of Section 12.5 of this Agreement governing participations.

         1.106 "Patents" shall mean, collectively, with respect to Borrower and each Guarantor, all patents issued or as-signed to and all patent applications and registrations made by Borrower or such Guarantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to Borrower's or such Guarantor's use of any patents, (ii) inventions and improvements described and claimed therein and (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

         1.107 "Pension Plan" shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Borrower or any Guarantor sponsors, maintains, or to which Borrower, Guarantor or ERISA Affiliate makes, is making, or is obligated to make contributions, other than a Multiemployer Plan.

         1.108 "Permitted Holders" means at any time (a) one or more investment funds controlled by Thomas H. Lee Partners, L.P.; (b) one or more investment funds controlled by Bain Capital, LLC and (c) in the case of clause (a) and (b) above, each of their respective Affiliates (not including, however, any portfolio companies of any of the foregoing).

         1.109 "Permitted Indebtedness" means, without duplication, each of the following:

                  (a) Indebtedness of Borrower and Guarantors evidenced by the Senior Secured Notes and the Senior Secured Note Indenture as in effect on the date hereof, provided, that:

                           (i) this Agreement is and shall at all times continue
to be a "Credit Facility" as such term is defined in the Senior Secured Note Indenture as in effect on the date hereof and is and shall be entitled to all of the rights and benefits thereof under the Senior Secured Note Indenture as in effect on the date hereof,

                           (ii) any lien on the Collateral securing such
Indebtedness shall at all times be subordinate to the lien in favor of Lender pursuant to the terms of the Intercreditor Agreement,

                           (iii) Borrower may amend the Senior Secured Note
Indenture after the date hereof, upon notice to Lender, provided, that, no such amendment or modification shall have an adverse effect on (A) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral;
(B) the Collateral or the value of Accounts; (C) the ability of Borrower and Guarantors (taken as a whole) to repay the Obligations or of Borrower and Guarantors to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; (D) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements, or (E) make the provisions of such Senior Secured Note Indenture or the Senior Secured Notes more restrictive or burdensome on the Borrower and Guarantors than the terms or conditions of such Senior Secured Note Indenture in effect on the date hereof;

                           (iv) Borrower and Guarantors shall furnish to Lender
all material written notices or demands in connection with such Indebtedness either received by Borrower or any Guarantor or on its behalf, promptly after the receipt thereof, or sent by Borrower or any Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

                  (b) other Indebtedness of Borrower and its Restricted Subsidiaries outstanding on September 30, 2004 reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

                  (c) Interest Swap Obligations of Borrower or any Restricted Subsidiary of Borrower covering Indebtedness of Borrower or any of its Restricted Subsidiaries; provided, that, that such Interest Swap Obligations are entered into to protect Borrower and its Subsidiaries from fluctuations in interest rates on their outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                  (d) Indebtedness of a Restricted Subsidiary of Borrower to Borrower or to a Wholly Owned Restricted Subsidiary of Borrower for so long as such Indebtedness is held by Borrower or a Wholly Owned Restricted Subsidiary of Borrower, in each case subject to no Lien held by a Person other than Borrower or a Restricted Subsidiary of Borrower or the holder of a Lien permitted under this Agreement, provided that, (i) any Indebtedness of a Borrower or Guarantor to any Wholly Owned Restricted Subsidiary of Borrower that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to such Guarantor's or Borrower's obligations under this Agreement and (ii) if as of any date any Person other than Borrower or a Wholly Owned Restricted Subsidiary of Borrower or the holder of a Lien permitted under this Agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (d) by Borrower of such Indebtedness;

                  (e) Indebtedness of Borrower to a Wholly Owned Restricted Subsidiary of Borrower for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of Borrower or the holder of a Lien permitted under this Agreement, in each case subject to no Lien other than a Permitted Lien or a Lien in favor of Lender or in favor of the Senior Secured Note

Trustee pursuant to the terms of the Senior Secured Note Documents and subject to the terms of the Intercreditor Agreement; provided, that, (i) any Indebtedness of Borrower to any Wholly Owned Restricted Subsidiary of Borrower that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to Borrower's obligations under the Senior Secured Notes and Borrower's and Guarantors' Obligations under this Agreement and the other Financing Agreements and (ii) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of Borrower or the holder of a Lien permitted under this Agreement owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (e) by Borrower, or such other Borrower or Guarantor, as the case may be;

                  (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that, such Indebtedness is extinguished within five (5) business days of incurrence;

                  (g) Indebtedness of Borrower or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, letters of credit (whether cash-collateralized or not) functioning as or supporting any of the foregoing or any real estate leases and bank overdrafts in the ordinary course of business and consistent with past practice;

                  (h) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Obligations of Borrower and its Restricted Subsidiaries incurred in the ordinary course of business; provided, that the principal amount of any Indebtedness permitted under this clause (h) did not in each case at the time of incurrence exceed the fair market value, as determined by Borrower in good faith, of the acquired or constructed asset or improvement so financed; and provided, that, the aggregate principal amount of Indebtedness outstanding under this clause (h) does not, when taken together with any Revolving Loans outstanding under this Agreement, and any other Senior Secured Note Permitted Credit Facility exceed $10,000,000 (or such greater amount as may be agreed to by Borrower, Guarantors and Senior Secured Note Trustee, after the date hereof pursuant to an amendment (in form and substance satisfactory to Lender) to the Senior Secured Note Documents) at any time outstanding;

                  (i) Refinancing Indebtedness;

                  (j) Indebtedness represented by guarantees by Borrower or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Agreement;

                  (k) Indebtedness of Borrower or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments, earn-outs or similar obligations in connection with the acquisition or disposition of property or assets; and

                  (l) additional Indebtedness of Borrower and its Subsidiaries not otherwise permitted pursuant to clauses (a) through (k) hereof in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding.

                  For purposes of determining compliance with Section 9.9 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (l) above or is entitled to be incurred pursuant to the Indebtedness to Cash Flow Ratio provisions of Section 9.9 hereof, Borrower shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this definition. Accrual of interest, accretion or amortization of original issue discount, the payment of interest or fees or expenses on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 9.9 hereof.

         1.110 "Permitted Investments" means:

                  (a) Asset Acquisitions (whether made in cash or by issuance of Capital Stock of Borrower) by Borrower or any Restricted Subsidiary of Borrower in any Person that is or will become immediately after such Asset Acquisition a Restricted Subsidiary of Borrower or that will merge or consolidate into Borrower or a Wholly Owned Restricted Subsidiary of Borrower; provided, that, each of the following conditions is satisfied in the determination of Lender:
(i) as of the closing date of any such Asset Acquisition and immediately after giving effect thereto, Excess Availability shall be not less than $7,500,000 (except, that, this condition shall not have to be satisfied if such Asset Acquisition is made by the issuance of Capital Stock by the Borrower only), (ii) the assets acquired which constitute Collateral and the Capital Stock so acquired by Borrower or its Restricted Subsidiary shall be free and clear of any security interest, mortgage, pledge, Lien, charge, or other encumbrance (other than Permitted Liens) and Lender shall have received evidence reasonably satisfactory to it of the same, (iii) promptly upon consummation of such Investment, (A) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating thereto, and (C) Lender shall have received all items required by Sections 5.2 and 9.25 hereof in connection with the Asset Acquisition to the extent required under such Sections, (iv) the Asset Acquisition shall be related, ancillary or complementary to the business of Borrower and its Subsidiaries, (v) as of the closing date of any such Asset Acquisition and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (vi) in no event shall any Accounts acquired by Borrower or any Guarantor, as the case may be, pursuant to any such Asset Acquisition be deemed Eligible Accounts unless Lender shall have conducted a field examination and other due diligence with respect to such assets and the results of such field examination shall be satisfactory to Lender in all respects, and then only to the extent the criteria for Eligible Accounts set forth herein are satisfied with respect thereto (or as modified by Lender to reflect the results of Lender's field examination, including any separate advance percentage with respect to such Accounts or Reserves as Lender may determine, and upon the reasonable request of Lender, the Accounts acquired by Borrower or such Guarantor, as the case may be, pursuant to such Asset Acquisition shall at all times after such Asset Acquisition be separately identified and reported to Lender in a manner reasonably satisfactory to Lender;

                  (b) Investments in Borrower by any Subsidiary of Borrower; provided that any Indebtedness evidencing such Investment and held by a Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to Borrower's obligations under the Senior Secured Notes and the payment and performance of Borrower's and Guarantors' Obligations under the Financing Agreements;

                  (c) Investments in cash and Cash Equivalents;

                  (d) loans and advances to employees, directors and officers of

Borrower and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not to exceed $2,000,000 at any one time outstanding;

                  (e) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Borrower's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Agreement;

                  (f) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

                  (g) Investments made by Borrower or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 9.7 hereof.

                  (h) Investments represented by guarantees that are otherwise permitted under this Agreement;

                  (i) Investments the payment for which is Qualified Capital Stock of Borrower; and

                  (j) additional Investments not to exceed $5,000,000 at any one time outstanding, provided, that, as of the date of making such Investment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

         1.111 "Permitted Liens" means, the following types of Liens:

                  (a) Liens on the Collateral in favor of Lender;

                  (b) Liens on the Collateral that are second priority Liens to those in favor of Lender securing additional Indebtedness of Borrower and the Guarantors ranking pari passu with the Senior Secured Notes incurred pursuant to
Section 9.9(a) hereof in an amount not to exceed the Maximum Secured Debt Amount (which, for the avoidance of doubt, shall be calculated in the aggregate with all other outstanding Secured Indebtedness); provided, that, (i) such Indebtedness has a Weighted Average Life to Maturity and final maturity that is equal to or greater than that of the latest maturity of the Senior Secured Notes, (ii) such Liens permitted pursuant to this clause (b) are, in terms of priority, no better than on an equal and ratable basis with the Liens securing the Senior Secured Notes, i.e., such Liens on the Collateral are second priority Liens to those in favor of Lender securing the Obligations and (iii) such security interests in and mortgages and liens upon the Collateral in favor of such Person are and shall at all times be subject and subordinate to the security interests, and liens therein of Lender pursuant to the terms of an intercreditor agreement, in form and substance satisfactory to such Lender, between such party and Lender; provided, that, Lender shall not require an Intercreditor Agreement from such Person in the event the Collateral securing such Indebtedness is a cash deposit (other than Qualified Cash) or a letter of credit;

                  (c) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Borrower or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (e) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien on deposits securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, real estate leases, merchant credit obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (f) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, and for which Lender in its discretion may establish a Reserve;

                  (g) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Restricted Subsidiaries;

                  (h) (i) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease incurred pursuant to clause (h) of the definition of "Permitted Indebtedness"; provided, that, such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation or operating lease; and (ii) Liens securing Purchase Money Obligations incurred in the ordinary course of business and other Indebtedness incurred pursuant to clause (h) of the definition of "Permitted Indebtedness"; provided, that, (A) such Purchase Money Obligations shall not exceed the purchase price or other cost of or investment in the property subject thereto and shall not be secured by any property of Borrower or any Restricted Subsidiary of Borrower other than the property subject thereto and (B) the Lien securing such Purchase Money Obligations shall be created prior to or within 90 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property;

                  (i) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (j) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (k) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Borrower or any of its Restricted Subsidiaries, including rights of offset and setoff;

                  (l) subject to clauses (b)(ii) and (iii) of this Section 1.111, Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Agreement (Interest Swap Obligations may be secured by letters of credit or deposits of cash pursuant to clause (e) of this defintion);

                  (m) Liens on assets of such Person other than Accounts and Qualified Cash of such Person securing Acquired Indebtedness incurred in accordance with Section 9.9 hereof; provided, that:

                           (i) such Liens secured such Acquired Indebtedness at
the time of and prior to the incurrence of such Acquired Indebtedness by Borrower or a Restricted Subsidiary of Borrower and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Borrower or a Restricted Subsidiary of Borrower;

                           (ii) such Liens do not extend to or cover any
property or assets of Borrower or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Borrower or a Restricted Subsidiary of Borrower and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Borrower or a Restricted Subsidiary of Borrower.

                  (n) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of Borrower and its Restricted Subsidiaries;

                  (o) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business so long as such rights are subject to the terms and conditions of a Deposit Account Control Agreement unless such deposit account is an Excluded Account;

                  (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                  (q) Liens identified on Schedule 9.8 hereto (other than Liens described in (s) below) to the extent and in the manner such Liens are in effect on the date hereof ;

                  (r) Liens securing obligations with respect to operating leases and guarantees thereof; provided, that, such Liens do not extend to or cover any property of Borrower or any of its Restricted Subsidiaries other than the property subject to such leases, any property or rights (including rights under subleases) relating to such leased property and the equity interests of the lessee in any such lease;

                  (s) the security interests in and mortgages and liens upon the Collateral in favor of Senior Secured Note Trustee to secure the Indebtedness arising under the Senior Secured Notes (and any Refinancing Indebtedness in replacement thereof), provided, that, the security interests in and mortgages and liens upon the Collateral in favor of Senior Secured Note Trustee are and shall at all times be subject and subordinate to the security interests, and liens therein of Lender pursuant to the terms of the Intercreditor Agreement;

                  (t) Liens securing Refinancing Indebtedness incurred to Refinance any Indebtedness that was previously so secured on terms substantially similar to than the terms of the Liens securing such Refinanced Indebtedness, provided, that, the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness Refinanced;

                  (u) Liens arising from filing UCC financing statements reporting leases;

                  (v) rights of a licensor of Intellectual Property;

                  (w) deposits made in the ordinary course of business to secure liability to insurance carriers;

                  (x) Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of the Guarantors in the ordinary course of business.

         1.112 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.113 "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years or with respect to which Borrower or any Guarantor may incur liability.

         1.114 "Pledged Interests" shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests; provided, however, that to the extent applicable, Pledged Interests shall not include (a) more than 65% of any series of the outstanding capital stock of any Foreign Subsidiary or (b) any of the capital stock of a Subsidiary of a Foreign Subsidiary.

         1.115 "Pledged Securities" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

         1.116 "Pledged Shares" shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that Pledged Shares shall not include (a) more than 65% of any series of the outstanding capital stock of any Foreign Subsidiary or (bi) any of the capital stock of a Subsidiary of a Foreign Subsidiary.

         1.117 "Prime Rate" shall mean the rate from time to time publicly announced by Lender, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.118 "Prime Rate Loans" shall mean any Revolving Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.119 "PUCs" shall mean, collectively, the public utilities commissions or boards for any State or any other jurisdiction in which Borrower or any Guarantor operates its telecommunications business or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions, sometimes being referred to herein individually as a "PUC".

         1.120 "Purchase Money Obligations" means any Indebtedness secured by a Lien on assets related to the business of Borrower or any Guarantor and any additions and accessions thereto which are purchased or constructed by Borrower or any Guarantor at any time after September 30, 2004; provided, that,

                  (a) the security agreement or conditional sale or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

                  (b) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

                  (c) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to Borrower or any Guarantor of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

         1.121 "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         1.122 "Qualified Cash" shall mean cash and Cash Equivalents of Borrower and Guarantors which are (a) subject to a first priority perfected security interest in favor of Lender (including without limitation, the execution and delivery of a Deposit Account Control Agreement or an Investment Property Control Agreement, as the case may be); provided, that, cash and Cash Equivalents held by Borrower and Guarantors in Excluded Accounts (but only in those Excluded Accounts described in clause (i) of the definition of Excluded Accounts set forth herein) shall be included in any calculation of Qualified Cash, and (b) available to Borrower and Guarantors without restriction or condition (exclusive of any cash in the Blocked Accounts).

         1.123 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower and each Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         1.124 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower and each Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower or such Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or any Guarantor or otherwise in favor of or delivered to Borrower or any Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower or any Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or any Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower or any Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower or any Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower or any Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower or any Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower or any Guarantor is a beneficiary).

         1.125 "Records" shall mean, as to Borrower and each Guarantor, all of such Borrower's and Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower or any Guarantor with respect to the foregoing maintained with or by any other person).

         1.126 "Refinancing Indebtedness" means any Refinancing by Borrower or any Restricted Subsidiary of Borrower of Indebtedness incurred in accordance with Section 9.9 hereof (other than pursuant to clause (c), (d), (e), (f), (g),
(h) or (i) of the definition of "Permitted Indebtedness"), in each case that does not:

                  (a) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus accrued interest thereon and plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of fees, expenses and other amounts payable by Borrower in connection with such Refinancing); or

                  (b) create Indebtedness with: (i) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (ii) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided, that, (x) if such Indebtedness being Refinanced is Indebtedness of Borrower (and is not otherwise guaranteed by a Restricted Subsidiary of Borrower), then such Refinancing

Indebtedness shall be Indebtedness solely of Borrower and (y) if such Indebtedness being Refinanced is subordinate or junior to the Obligations, then such Refinancing Indebtedness shall be subordinate to the Obligations at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         1.127 "Regulatory Event" shall mean any of the following events: (a) Agent and/or Lenders become(s) subject to regulation as a "carrier", a "telephone company", a "common carrier", a "public utility" or otherwise under any applicable liability or common carrier law or governmental regulation, Federal, State or local, solely as result of the transactions contemplated by this Agreement and the other Financing Agreements, or (b) any Borrower or Guarantor becomes subject to a statute or regulation by any Governmental Authority different from the statutes or regulations existing as of the date hereof and that could have a Material Adverse Effect, except, that, the occurrence of such an event under this clause (b) shall not be considered an Event of Default so long as (i) the application of such statutes or regulations to Borrower and/or its Subsidiaries is being appealed or contested in good faith by such Borrower or Guarantor by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, and during such appeal or contest, such Borrower or Guarantor may continue to operate under the statute or regulations that existed prior to the adoption of the statutes or regulations that could have a Material Adverse Effect and (ii) the application of such statute does not otherwise have a Material Adverse Effect on the ability of Borrower and Guarantors to perform their Obligations or on the Collateral, or (c) the FCC, any PUC or any other Communications Regulatory Authority issues an order or other statement revoking, denying or refusing to renew, or recommending the revocation, denial or non-renewal of, any material Permit (except for any such order or statement that is being appealed or contested in good faith by such Borrower or Guarantor by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, so long as during such appeal or contest, such Borrower or Guarantor may continue to receive the benefit of, and operate pursuant to, such Permit) except where the failure to have such a Permit does not or could not reasonably be expected to result in a Material Adverse Effect.

         1.128 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations, or the amount that might be received by Lender from the sale or other disposition or realization upon such Collateral, or (ii) the assets or business of Borrower or any Guarantor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which Lender determines in good faith constitutes a Default or an

Event of Default. Without limiting the generality of the foregoing, Reserves may, at Lender's option, be established to reflect: (i) dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of such Borrower for such period) as calculated by Lender for any period is or is reasonably anticipated to be greater than five (5%) percent; (ii) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts; (iii) upon the occurrence of a Default or an Event of Default past due amounts to owners and lessors of premises where any Collateral is located and, in the case of the principal executive office locations of Borrower and each Guarantor for which Lender has not received a Collateral Access Agreement, Lender may establish a reserve with respect to each such location in an amount equal to up to two (2)months rent; provided, that, no such reserve shall be established earlier than ninety (90) days after (x) the date hereof, in respect of Borrower's current principal executive office and (y) Borrower or such Guarantor, enters into a lease with respect to any new principal executive office; and (iv) a change in the average monthly churn rate for business class customers over any trailing twelve (12) month period to more than two (2%) percent, provided, that, the amount of such Reserve, if the increase in the churn rate is more than two (2%) percent but less than or equal to three (3%) percent, shall not exceed ten (10)% of the value of Eligible Accounts, provided, that, Lender may establish additional Reserves in amounts to be determined by Lender if such churn rate increases during such period by to an amount in excess of three (3%) percent. To the extent that Lender may revise the lending formula used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts so as to address any circumstances, condition or event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith and to the extent that such Reserve established in respect of past due amounts that are payable to third parties (including amounts past due to taxing authorities or any other Governmental Authority) pursuant to clause (iii) of the immediately preceding sentence, Lender may, at its option, deduct the amount of such Reserve from the Maximum Credit, at any time that such limit is less than the amount of the Borrowing Base. In establishing a Reserve, Lender shall act as asset based lenders similarly situated would act, with similar rights and providing a credit facility of the type and with the Collateral and information then available to it set forth herein, would act in such circumstances.

         1.129 "Responsible Officer" shall mean the chief executive officer, the chief financial officer, general counsel and treasurer of Borrower.

         1.130 "Restricted Subsidiary" of any Person means any Subsidiary of such Person that at the time of determination is not an Unrestricted Subsidiary.

         1.131 "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of Lender for the account of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.132 "Secured Indebtedness Measurement Period" has the meaning set forth in the definition of Secured Indebtedness Determination Date.

         1.133 "Secured Indebtedness to Cash Flow Ratio" means the ratio of (i) the Consolidated Total Indebtedness as of the date of calculation (the "Secured Indebtedness Determination Date") that is secured by a Lien on any assets of such Person or its Subsidiaries to (ii) the Consolidated Cash Flow for the four full consecutive fiscal quarters immediately preceding such Secured Indebtedness Determination Date for which financial information is available (the "Secured Indebtedness Measurement Period"). For purposes of determining the amount of Indebtedness of Borrower and its Restricted Subsidiaries as of any date of determination, the total committed amounts under all revolving Credit Facilities will be deemed to be outstanding as of such Secured Indebtedness Determination Date. In addition, for purposes of calculating Consolidated Cash Flow for the Secured Indebtedness Measurement Period ending immediately prior to the relevant Secured Indebtedness Determination Date:

                  (a) any Person that is a Restricted Subsidiary on the Secured Indebtedness Determination Date (or would become a Restricted Subsidiary on such Secured Indebtedness Determination Date in connection with the transaction that requires the determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Secured Indebtedness Measurement Period;

                  (b) any Person that is not a Restricted Subsidiary on such Secured Indebtedness Determination Date (or would cease to be a Restricted Subsidiary on such Secured Indebtedness Determination Date in connection with the transaction that requires the determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Secured Indebtedness Measurement Period; and

                  (c) if since the beginning of the Secured Indebtedness Measurement Period, Borrower, any Restricted Subsidiary or any Person that subsequently became a Restricted Subsidiary or was merged with or into Borrower or any Restricted Subsidiary since the beginning of the Secured Indebtedness Measurement Period shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business in each case during such Secured Indebtedness Measurement Period or after the end of such period and on or prior to such Secured Indebtedness Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP and giving effect to any increase or reduction of any associated Consolidated Cash Flow attributable thereto (including any pro forma adjustments (including cost-savings adjustments) calculated on a basis consistent with Regulation S-X under the Securities Act), as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Secured Indebtedness Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Secured Indebtedness Measurement Period.

         1.134 "Scheduled Termination Date" shall have the meaning set forth in
Section 12.1 hereof.

         1.135 "Secured Indebtedness Determination Date" has the meaning set fort in the definition of Secured Indebtedness to Cash Flow Ratio.

         1.136 "Securities Accounts" shall mean, collectively, with respect to Borrower and each Guarantor, all "securities accounts" as such term is defined in the UCC other than any Excluded Accounts.

         1.137 "Securities Collateral" shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

         1.138 "Senior Secured Note Indenture" shall mean the Indenture, dated September 30, 2004, by and among Borrower, Guarantors, as Guarantors and Senior Secured Note Trustee, as trustee, with respect to the Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.139 "Senior Secured Note Documents shall mean, collectively, the Senior Secured Note Indenture, the Senior Secured Notes and the documents listed on Schedule 1.139 hereto, as the same now exist or may hereafter be amended modified, supplemented, extended, renewed restated or replaced.

         1.140 "Senior Secured Notes" shall mean, collectively, the Senior Secured Notes due 2009 and the related guarantees issued by Borrower or the Guarantor, respectively, pursuant to the Senior Secured Note Indenture in the original aggregate principal amount of $150,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced.

         1.141 "Senior Secured Note Trustee" shall mean US Bank, National Association, as trustee under the Senior Secured Note Indenture and any successor, replacement or additional trustee and their respective successors and assigns.

         1.142 "Senior Secured Note Permitted Credit Facility" means the term "Credit Facility" as set forth in the Senior Secured Note Indenture as in effect on the date hereof.

         1.143 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties (whether recorded or unrecorded) of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

         1.144 "Special Property shall mean:

                  (a) any personal property or other asset in respect of which perfection of a lien is not either: (i) governed by the UCC or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office;

                  (b) any personal property or other asset that is subject to a Lien securing a Purchase Money Obligation or a Capitalized Lease Obligation permitted under the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such obligation) prohibits the creation of a lien on such personal property or other assets;

                  (c) any permit, lease, license, contract or instrument now or hereafter held or owned by any pledgor if the grant of a security interest in such, permit, lease, license, contract or instrument, under the terms thereof or under any applicable legal requirement, (i) is prohibited and would result in the termination thereof or give other parties the right to terminate such permit, lease, license, contract or instrument or accelerate such pledgor's obligations thereunder or would result in a default thereunder that otherwise materially and adversely alter such pledgor's rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) or
(ii) would require the consent of any Person, other than any pledgor; and

                  (d) Excluded Accounts;

provided, however, that, in each case described in clauses (a), (b), (c) and (d) of this definition, such property shall constitute "Special Property" only to the extent and for so long as such permit lease, license contract, instrument or other agreement or legal requirement applicable to such property validly prohibits the creation of a Lien on such property in favor of the Lender and, upon the termination of such prohibition (howsoever occurring), such property shall case to constitute "Special Property."

         1.145 "Subordinated Indebtedness" means Indebtedness of Borrower or any Guarantor that is subordinated in right of payment to the Obligations, pursuant to a written agreement, in form and substance satisfactory to the Lender, between the holder of such Indebtedness and the Lender.

         1.146 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.147 "Successor Interests" shall mean, collectively, with respect to Borrower and each Guarantor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by Borrower or such Guarantor (unless such successor is such Person itself) formed by or resulting from any consolidation or merger in which any person listed in Schedule 1.147 annexed hereto is not the surviving entity; provided, however, that to the extent applicable, Successor Interest shall not include (a) more than 65% of any series of the outstanding capital stock of any Foreign Subsidiary or (b) any of the capital stock of a Subsidiary of a Foreign Subsidiary.

         1.148 "Telecommunication Assets" shall mean, with respect to any Person, Equipment and other properties or assets (whether tangible or intangible) used in the telecommunications business, including, without limitation, fiber optic cable, in-building wiring, metro fiber, long haul fiber, switches, innerducts, fiber conduits, in-building wiring, rights-of-way, rights with respect to indefeasible rights of use (which is the right to use a telecommunications system, usually an underground cable, with most of the rights and duties of ownership, but without the right to control or manage the facility and depending upon the particular agreement, without any right to salvage or duty to dispose of the system's cable at the end of its useful life), minimum assignable ownership units (which is capacity on a telecommunications system, usually an underground fiber optic cable, acquired on an ownership basis) or minimum investment units (or similar interests) in fiber optic cable and international or domestic telecommunications switches or other transmission facilities, including monitoring and related administrative support facilities (or Capital Stock of a Person that becomes a Subsidiary, the assets of which consist primarily of any such Telecommunications Assets), in each case purchased, or acquired through a Capital Lease, by Borrower.

         1.149 "Trademarks" shall mean, collectively, with respect to Borrower and each Guarantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to Borrower or such Guarantor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to Borrower's or such Guarantor's use of any trademarks and (ii) reissues, continuations, extensions and renewals thereof.

         1.150 "UCC" shall mean the Uniform Commercial Code as in effect in the State of North Carolina, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of North Carolina on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

         1.151 "Unrestricted Subsidiary" of any Person means:

                  (a) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

                  (b) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Borrower or any other Subsidiary of Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, that:

                           (i) Borrower certifies to Lender that such
designation complies with Section 9.11 hereof; and

                           (ii) each Subsidiary to be so designated and each of
its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Borrower or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 9.11 hereof, the portion of the fair market value of the net assets of such Subsidiary of Borrower at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of Borrower and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of Borrower, or, if less, the amount of the value of the Investment in such Subsidiary when made, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under the covenant described under Section 9.11 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

                                    (A) immediately after giving effect to such
designation, Borrower is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 9.9(a) hereof; and

                                    (B) immediately before and immediately after
giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to Lender by promptly filing with Lender a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

         1.152 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

         1.153 "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         1.154 "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding capital stock (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 2. CREDIT FACILITIES

         2.1 Revolving Loans.

                  (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the aggregate amount outstanding at any one time equal to the lesser of: (i) the Borrowing Base at such time or (ii) the Maximum Credit.

                  (b) Except in Lender's discretion or as otherwise provided herein, (i) the aggregate principal amount of the Revolving Loans outstanding at any time to Borrower shall not exceed the lesser of the Borrowing Base or the Maximum Credit, and (ii) the aggregate principal amount of outstanding Revolving Loans at any time when taken together with the aggregate amount of all outstanding Capitalized Lease Obligations, Purchase Money Obligations and other Senior Secured Note Permitted Credit Facilities shall not exceed $10,000,000 (or such greater amount as may be agreed to by Borrower, Guarantors and Senior Secured Note Trustee, after the date hereof pursuant to an amendment (in form and substance satisfactory to Lender) to the Senior Secured Note Documents).

                  (c) In the event that (i) the aggregate amount of the Revolving Loans outstanding at any time exceed the lesser of the Borrowing Base or the Maximum Credit, or (ii) the aggregate amount of outstanding Revolving Loans at any time when taken together with the aggregate amount of all outstanding Capitalized Lease Obligations, Purchase Money Obligations and Senior Secured Note Permitted Credit Facilities exceeds $10,000,000 (or such greater amount as may be agreed to by Borrower, Guarantors and Senior Secured Note Trustee, after the date hereof pursuant to an amendment (in form and substance satisfactory to Lender) to the Senior Secured Note Documents) such event shall not limit, waive or otherwise affect any rights of Lender in such circumstances or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         2.2 Increase of the Facility Maximum Credit. Borrower may, at any time, after the date hereof, deliver a request to Lender to increase the Facility Maximum Credit by an amount up to $10,000,000 (the "Facility Increase"): provided, that, only one Facility Increase may be effected pursuant to this
Section 2.2. Such increase in the Facility Maximum Credit shall be effective or the first Business Day on which all of the conditions precedent set forth in clauses (a) through (e) below shall have been satisfied or waived by Lender (the "Facility Increase Effective Date"):

                  (a) Borrower shall have given Lender at least 30 days prior written notice of its intention to effect the Facility Increase, after it has received the necessary governmental approvals in respect of such Facility Increase and the liens on Collateral granted in favor of Lenders pursuant to the terms of the Financing Agreements;

                  (b) Borrower and its Subsidiaries, on a consolidated basis, shall have maintained, when measured as of the fiscal quarter most recently ended for which Lender has received financial statements in accordance with
Section 9.6(a)(i) hereof, for the four (4) immediately preceding consecutive fiscal quarters then ended, Consolidated Cash Flow of not less than $40,000,000;

                  (c) the conditions precedent to a Borrowing set forth in
Section 4.2 hereof shall be satisfied as of the Facility Increase Effective Date for such Facility Increase, both before and after giving effect to such Facility Increase;

                  (d) Lender shall have received (i) evidence, in form and substance satisfactory to Lender, that the Senior Secured Note Indenture permits such an increase in the Maximum Credit and that after giving effect to such Facility Increase, this Agreement shall continue to be a "Credit Facility" for all purposes under the Senior Secured Note Indenture (including clause (ii) of the definition of Permitted Indebtedness set forth therein), and that the Senior Secured Note Indenture's limitations on the amount of secured debt permitted to be outstanding in respect of

Credit Facilities (as such term is defined in the Senior Secured Note Indenture), Purchase Money Obligations and Capitalized Lease Obligations shall be increased so as to specifically permit this Credit Facility after giving effect to the Facility Increase plus an amount equal to or greater than the amount of Purchase Money Obligations and Capitalized Lease Obligations outstanding on the Facility Increase Effective Date, and (ii) an amendment to the Intercreditor Agreement , in form and substance satisfactory to Lender, increasing the "Maximum Amount" (as such term is defined in the Intercreditor Agreement) to $20,000,000 (or such lesser amount, as the case may be, after giving effect to the Facility Increase) duly executed and delivered by the Senior Secured Note Trustee.

                  (e) Lender shall have received an opinion of counsel to the Borrower and Guarantors in form and substance and from counsel reasonably satisfactory to Lender and addressed to Lender, which opinions shall include opinions that (i) the security interests and Liens in the Collateral granted by Borrower and Guarantors pursuant to the Financing Agreements validly and in accordance with law secure the increase in the Facility Maximum Credit to $20,000,000, and (ii) that such increase in the Facility Maximum Credit and the making of Revolving Loans to Borrower up to such amount is (A) not in contravention of law or any indenture (including without limitation the Senior Secured Note Indenture), agreement or undertaking to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or its property are bound and (B) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower or any Guarantor whether pursuant to the Senior Secured Note Indenture or otherwise.

                  (f) the effectiveness of such Facility Increase on such Facility Increase Effective Date shall not violate any Requirement of Law and shall not be enjoined, temporarily, preliminarily or permanently; and

                  (g) there shall have been paid to Lender all fees and expenses due and payable to such Person by Borrower and Guarantors on or before the Facility Increase Effective Date, including without limitation a closing fee in the amount equal to one (1%) of the amount of any increase in the Facility Maximum Credit.

SECTION 3. INTEREST AND FEES

         3.1 Interest.

                  (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Revolving Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

                  (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from a Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that,
(i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) such Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than six (6) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $250,000 in excess thereof, and (vi) the maximum amount of the Eurodollar Rate Loans in the aggregate at any time requested by Borrower shall not exceed the amount equal to the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender in good faith (but with no obligation of Lender to make such Loans). Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least two (2) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrower to Lender (i) in respect of Prime Rate Loans, monthly in arrears not later than the first business day of each calendar month, and (ii) in respect of Eurodollar Rate Loans, in respect of which Borrower has selected an Interest Period of one, two, three or six months, the last day of such Interest Period, and in the case of any Interest Period of six months, the last day of an Interest Period, then at the request of Lender, on the corresponding date of the third month of the Interest Period, and shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the day of any change in such Prime Rate is announced. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrower shall pay to Lender as a closing fee in an amount equal to one (1%) percent of the Facility Maximum Credit, which shall be fully earned and payable as of the date hereof.

         3.3 Unused Line Fee. Borrower shall pay to Lender quarterly an unused line fee at a rate equal to three-quarters of one (.75%) percent per annum calculated upon the amount by which the Facility Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans during the immediately preceding calendar quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first business day of each calendar quarter in arrears.

         3.4 Changes in Laws and Increased Costs of Revolving Loans.

                  (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or Lender complies with any future guideline or directive from any central bank or other Governmental Authority or (iii) a Funding Bank or Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to Lender of funding or maintaining the Revolving Loans, then Borrower and Guarantors shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to indemnify Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Administrative Borrower by Lender and shall be conclusive, absent manifest error.

                  (b) If prior to the first day of any Interest Period, (i) Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrower and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, (ii) Lender determines that the Adjusted Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Lender shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans,
(B) any Revolving Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Lender, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

                  (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Lender shall promptly give written notice of such circumstances to Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for Lender to make or maintain Eurodollar Rate Loans, Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) Revolving Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Revolving Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

                  (d) Borrower and Guarantors shall indemnify Lender and hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Revolving Loans. The obligation of Lender to make the initial Revolving Loans is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Revolving Loan of each of the following conditions precedent:

                  (a) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of Borrower and each Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of Borrower or such Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation);

                  (b) no Material Adverse Effect shall have occurred since the date of Lender's latest field examination (not including for this purpose the field review referred to in clause (c) below);

                  (c) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower (including, without limitation, roll-forwards of Accounts through the date of closing, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than ten (10) Business Days prior to the date hereof or such earlier date as Lender may agree;

                  (d) Lender shall have received, in form and substance reasonably satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, the Collateral Access Agreement if obtained by the Borrower using commercially reasonable efforts;

                  (e) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $20,000,000 after giving effect to the initial Revolving Loans made or to be made in connection with the initial transactions hereunder;

                  (f) Lender shall have received, in form and substance reasonably satisfactory to Lender, Deposit Account Control Agreements by and among Lender, Borrower and each Guarantor, as the case may be and each bank where such Borrower (or Guarantor) has a deposit account (other than an Excluded Account), in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be (or Lender shall be the bank's customer with respect to such deposit account as Lender may specify);

                  (g) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral;

                  (h) Lender shall have received and reviewed lien and judgment search results for the jurisdiction of organization of Borrower and each Guarantor, the jurisdiction of the chief executive office of Borrower and each Guarantor and all jurisdictions in which assets of Borrower and Guarantors are located, which search results shall be in form and substance satisfactory to Lender;

                  (i) A certificate of a Responsible Officer setting forth, in form and substance, satisfactory to Lender, among other things, a calculation of the outstanding Capitalized Lease Obligations and Purchase Money Obligations on the date of this Agreement and stating that other than the credit facility evidenced by this Agreement, Borrower, Guarantors and other Restricted Subsidiaries of Borrower are not parties to any other Senior Secured Note Permitted Credit Facilities;

                  (j) Lender shall have received, in form and substance reasonably satisfactory to Lender in good faith, true, correct and complete copy of the Senior Secured Note Indenture, duly authorized, executed and delivered by the parties thereto;

                  (k) Lender shall have received, in form and substance reasonably satisfactory to Lender in good faith, the Intercreditor Agreement, duly authorized, executed and delivered by each of the parties thereto;

                  (l) Lender shall have received evidence that the originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Guarantor and owned by Borrower or any Guarantor, in each case together with stock powers duly executed in blank with respect thereto are in the possession of the Senior Secured Note Trustee;

                  (m) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                  (n) Lender shall have received evidence, in form and substance satisfactory to Lender, that all governmental approvals necessary to permit Borrower and Guarantors to grant Liens in favor of Lender on the Collateral have been obtained;

                  (o) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower and Guarantors with respect to the Financing Agreements and such other matters as Lender may request; and

                  (p) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 Conditions Precedent to All Revolving Loans. The obligation of Lender to make the Revolving Loans, including the initial Revolving Loans is subject to the further satisfaction of, or waiver of, immediately prior to or concurrently with the making of each such Revolving Loan of each of the following conditions precedent:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Revolving Loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

                  (b) At any time during which the limitations with respect to secured indebtedness and limitation on liens set forth in the Senior Secured
Note Indenture remain in effect, Borrower shall, together with any request for a Revolving Loan, deliver a certificate of a Responsible Officer to Lender stating that prior to and after giving effect to the making of such Revolving Loan, the aggregate amount of outstanding Revolving Loans, Capitalized Lease

Obligations and Purchase Money Obligations shall not exceed $10,000,000 (or such greater amount as may be agreed to by Borrower, Guarantors and Senior Secured Note Trustee, after the date hereof pursuant to an amendment (in form and substance satisfactory to Lender) to the Senior Secured Note Documents) and setting forth the calculations with respect thereto;

                  (c) Lender shall received a completed Notice of Borrowing in the form of Exhibit C hereto duly executed by an Authorized Officer (each a "Notice of Borrowing"); and

                  (d) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Revolving Loan and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

         5.1 Grant of Security Interest.As collateral security for the payment and performance in full of all the Obligations, the Borrower and each Guarantor hereby pledges and grants to the Lender for its benefit, a lien on and security interest in and to all of the right, title and interest of the Borrower and each Guarantor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Collateral"):

                  (a) all Accounts;

                  (b) all Equipment, Goods, Inventory and Fixtures;

                  (c) all Documents, Instruments and Chattel Paper;

                  (d) all Letters of Credit and Letter-of-Credit Rights;

                  (e) all Securities Collateral;

                  (f) all Collateral Accounts;

                  (g) all Investment Property;

                  (h) all Intellectual Property;

                  (i) the Commercial Tort Claims described in the Information Certificate;

                  (j) all General Intangibles;

                  (k) all Deposit Accounts;

                  (l) all Supporting Obligations;

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


                  (m) Records relating to the Collateral; and

                  (n) to the extent not covered by clauses (a) through (m) of this sentence, all other personal property of Borrower and each Guarantor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or such Guarantor from time to time with respect to any of the foregoing.

         Notwithstanding anything to the contrary contained in clauses (a) through (n) above, the security interest created by this Agreement shall not extend to, and the term "Collateral" shall not include, any Excluded Property or any property that does not constitute Pledged Collateral for purposes of the Senior Secured Note Indenture. From and after the Closing Date, neither the Borrower nor any Guarantor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Lender unless the Borrower or such Guarantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

         5.2 Perfection of Security Interests.

                  (a) Borrower and each Guarantor irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Borrower or such Guarantor as debtor, as Lender may require, and including any other information with respect to Borrower or such Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower and each Guarantor hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Borrower or such Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Borrower and each Guarantor hereby authorizes Lender to adopt on behalf of Borrower and such Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Borrower or any Guarantor as debtor includes assets and properties of Borrower or such Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower or such Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower or any Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Borrower or such Guarantor as debtor.

                  (b) Borrower and each Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower or any Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof in excess of $250,000 (whether singly or in the aggregate and taken together with the electronic chattel paper and transferable records described in clause (c) below), Borrower and Guarantors shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower or any Guarantor (including by any agent or representative), Borrower or such Guarantor shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that Borrower or such Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender's option, Borrower and each Guarantor shall, or Lender may at any time on behalf of Borrower or any Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Wachovia Bank, National Association and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                  (c) In the event that Borrower or any Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) in excess of $250,000 (whether singly or in the aggregate and taken together with the chattel paper described in clause (b) below), Borrower or such Guarantor shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrower or such Guarantor shall take, or cause to be taken, such actions as Lender may request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                  (d) Borrower and each Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrower and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account (other than an Excluded Account) unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower or any Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower or such Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Lender, such acceptance will not be unreasonably withheld, and (iii) on or before the opening of such deposit account, Borrower or such Guarantor shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower or such Guarantor and the bank at which such deposit account is opened and maintained or
(B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts which are Excluded Accounts and deposit accounts which are intended to secure Permitted Indebtedness in respect of standby letters of credit; provided, that, to the extent an Excluded Account no longer satisfies the conditions set forth in clause (a) of the definition of "Excluded Account" set forth in this Agreement, Borrower or such Guarantor, as the case may be, shall take all actions necessary to comply with the requirements of this Section 5.2(d), with respect to such deposit account.

                  (e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                           (i) In the event that Borrower or any Guarantor shall
be entitled to or shall at any time after the date hereof hold or acquire any certificated securities having a dollar value in excess of $250,000 whether singly or in the aggregate (which securities are not held in an account described in clause (ii) below), Borrower or such Guarantor shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities, now or hereafter acquired by Borrower or any Guarantor are uncertificated and are issued to Borrower or such Guarantor or its nominee directly by Borrower thereof, Borrower or such Guarantor shall immediately notify Lender thereof and shall as Lender may specify, either (A) cause Borrower to agree to comply with instructions from Lender as to such securities, without further consent of Borrower or any Guarantor or such nominee, or (B) arrange for Lender to become the registered owner of the securities.

                           (ii) Borrower and Guarantors shall not, directly or
indirectly, after the date hereof open, establish or maintain any Securities Account or Commodity Account (other than a Deposit Account) with any securities intermediary or commodity intermediary which investment account (other than Excluded Accounts) unless each of the following conditions is satisfied: (A) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower or such Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender (such acceptance will not be unreasonably withheld), and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Borrower or such Guarantor shall as Lender may specify either (1) execute and deliver, and cause to be executed and delivered to Lender, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Borrower or such Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender. Notwithstanding anything to the contrary set forth herein, Borrower and Guarantors shall not be required to obtain Investment Property Control Agreements with respect to any investment accounts, securities account, commodity account or any other similar account (other than a deposit account),which are not Excluded Accounts, in which Permitted Investments are held unless (A) Obligors desire to include such Permitted Investments consisting of Cash Equivalents in the calculation of Qualified Cash or (B) such investment accounts are opened after the occurrence of a Cash Dominion Event. Notwithstanding the foregoing, to the extent an Excluded Account no longer satisfies the conditions set forth in clause (a) of the definition of "Excluded Account" set forth in this Agreement, Borrower or such Guarantor, as the case may be, shall take all actions necessary to comply with the requirements of this
Section 5.2(e), with respect to any such investment or similar account.

                  (f) Borrower and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument in excess of $250,000 as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower or any Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower or such Guarantor shall promptly notify Lender thereof in writing. Borrower or such Guarantor shall immediately, as Lender may specify, either (i) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of Borrower and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by Borrower or such Guarantor and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or
(ii) cause Lender to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (g) Borrower and Guarantors do not have any Commercial Tort Claims as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower or any Guarantor shall at any time after the date hereof have any Commercial Tort Claims, Borrower or such Guarantor shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) include the express grant by Borrower or such Guarantor to Lender of a security interest in such Commercial Tort Claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower or such Guarantor to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any Commercial Tort Claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in
Section 5.2(a) hereof or otherwise arising by the execution by Borrower or such Guarantor of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Borrower or such Guarantor as debtor, or any amendments to any financing statements, covering any such Commercial Tort Claim as Collateral. In addition, Borrower and each Guarantor shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such Commercial Tort Claim.

                  (h) Borrower and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of Borrower or such Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrower and Guarantors shall promptly notify Lender thereof in writing.

                  (i) Borrower and Guarantors shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's or Guarantor's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION  6. COLLECTION AND ADMINISTRATION

         6.1 Borrower's Revolving Loan Accounts. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Revolving Loans, and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower or any Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and Guarantors and conclusively binding upon Borrower and Guarantors as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been received by Borrower. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower and Guarantors.

         6.3 Collection of Accounts.

                  (a) Borrower and Guarantors shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower and Guarantors shall promptly deposit and direct their respective account debtors to directly remit all payments constituting proceeds of Collateral (other than amounts deposited into Excluded Accounts) in the identical form in which such payments are made, whether by cash, check or other manner. Borrower and Guarantors shall deliver, or cause to be delivered to Lender a Deposit Account Control Agreement (provided, that, each Deposit Account Control Agreement shall provide that the applicable depository banks at which the Blocked Accounts are maintained are authorized by Lender to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrower or Guarantor as Borrower or such Guarantor may specify in writing to Lender until such time as Lender shall notify the depository bank otherwise) duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Lender may become the bank's customer with respect to any of the Blocked Accounts and promptly upon Lender's request, Borrower and each Guarantor shall execute and deliver such agreements and documents as Lender may require in connection therewith. Lender will only instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Lender Payment Account at any time upon and after the occurrence of a Cash Dominion Event (and until the occurrence of a Cash Dominion Reversion Date) Borrower and each Guarantor agrees that at all times that Lender shall have notified any depository bank to



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transfer funds from the Blocked Accounts, all payments made to such Blocked
Accounts or other funds received and collected by Lender shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations, and the balance of any such funds shall be promptly, at the receipt by Lender of a request of Borrower, transferred by Lender to the operating account specified by Borrower.

                  (b) For purposes of calculating the amount of the Revolving Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Lender Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the date of receipt of immediately available funds by Lender in the Lender Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

                  (c) Borrower and each Guarantor and their respective employees, agents and Subsidiaries shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts in accordance with Section 6.3(a) hereof, or at all times during a Cash Dominion Event remit the same or cause the same to be remitted, in kind, to Lender. In no event during a Cash Dominion Event shall the same be commingled with Borrower's or Guarantor's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank, financial institution or other person. The obligations of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

        6.4 Payments.

                  (a) All Obligations shall be payable to the Lender Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Subject to the other terms and conditions contained herein, Lender shall apply payments received or collected from Borrower or any Guarantor or for the account of Borrower or any Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrower or any Guarantor; second, to pay interest due in respect of any Revolving Loans; third, to pay



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principal in respect of the Revolving Loans; fourth, to pay or prepay any other
Obligations whether or not then due, in such order and manner as Lender determines, (i) unless so directed by Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent Borrower uses any proceeds of the Revolving Loans to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Revolving Loans that were not used for such purposes and second to the Obligations arising from Revolving Loans the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

                  (b) At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower maintained by Lender. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower and Guarantors shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

         6.5 Authorization to Make Revolving Loans. Lender is authorized to make the Revolving Loans based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower or other authorized person together with its receipt of a completed Notice of Borrowing or, at the discretion of Lender, if such Revolving Loans are necessary to satisfy any Obligations. All requests for Revolving Loans hereunder shall specify the date on which the requested advance is to be made (which day shall be a Business Day) and the amount of the requested Revolving Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Revolving Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower or any Guarantor when deposited to the credit of Borrower or any Guarantor or otherwise disbursed or established in accordance with the instructions of Borrower or any Guarantor or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. All Revolving Loans made to Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital



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and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Revolving Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting.

                  (a) Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

                           (i) within fifteen (15) days after the end of each
fiscal quarter, (A) a Borrowing Base Certificate duly completed and executed by a Responsible Officer of Borrower, (B) summary agings of accounts receivable by customer number (together with a reconciliation to the previous month's summary aging and general ledger), and (C) a report of total sales made, credits issued and cash received,; provided, that, in the event that a Cash Dominion Event shall have occurred and be continuing, then a Borrowing Base Certificate and such summary agings shall be delivered as Lender may reasonably request;

                           (ii) as soon as possible after the end of each
calendar quarter (but in any event within forty-five (45) days after the end thereof): (A) the payment report, if any, generated by each Billing Processor and provided to Borrower in accordance with the current practices of Billing Processor and Borrower in effect on the date hereof and (B) information regarding amounts owing to owners and lessors of leased premises and other third parties from time to time in possession of any Collateral which are more than thirty (30) days past due, provided, that, each of the foregoing reports shall be delivered to Lender as soon as possible after the end of each month (but in any event within fifteen (15) Business Days after the end thereof, or more frequently as Lender may reasonably request at any time that an Event of Default shall have occurred and be continuing), if Revolving Loans are outstanding more than five (5) consecutive Business Days during any such quarter;

                           (iii) upon Lender's reasonable request, (A) copies of
customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of customer acceptance documents in excess of $1,000,000, and (B) the Borrower's calculation of the churn rate for business class customers; provided, that, in the event that such churn rate exceeds two (2%) percent, Borrower shall report the churn rate for business class customers no less frequently than at the end of each calendar quarter (and in any event no later than forty-five days after the end thereof); and



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

                           (iv) such other reports as to the Collateral as
Lender shall reasonably request from time to time.

                  (b) If Borrower's or any Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor or other agent, Borrower and such Guarantor will, upon Lender's request, authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

        7.2 Accounts Covenants.

                  (a) In addition to monthly reporting, Borrower shall notify Lender promptly of, to the extent that any of the following involve an amount equal to or greater than five (5%) percent of the Borrowing Base at such time:
(i) any material delay in Borrower's performance of any of its material obligations to any Eligible Account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Eligible Account debtor, or any material disputes with Eligible Account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to Borrower or any Guarantor relating to the financial condition of any account debtor whose account constitutes an Eligible Account and (iii) any event or circumstance which, to the best of Borrower's or Guarantor's knowledge, would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of the Borrower's or any Guarantor's business in accordance with practices and policies consistently applied, provided, that, Borrower and Guarantors may assign (i) up to five (5%) percent of the aggregate dollar amount of Eligible Accounts at any time outstanding and
(ii) Accounts which are not Eligible Accounts to collection agencies in accordance with Borrower's and Guarantors' current practices as in effect on the date hereof. So long as no Event of Default exists or has occurred and is continuing, Borrower and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option and upon notice to Borrower, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) With respect to each Eligible Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments delivered to Lender or otherwise as permitted pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of each Borrower's business in accordance with practices and policies consistently applied in accordance with past practice, (iv) there shall be no material setoffs, deductions, contras, defenses, counterclaims or disputes



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existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (c) Lender shall, in the reasonable exercise of its discretion, during field examinations and at any time after the occurrence and during the continuance of an Event of Default, have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (b) Borrower and each Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; and (c) Borrower and Guarantors shall keep the Inventory in good and marketable condition.

         7.4 Equipment and Real Property Covenants.

                  (a) With respect to the Equipment and Real Property: (a) Borrower and Guarantors shall keep the Equipment in good order, repair, condition (ordinary wear and tear excepted); (b) Borrower and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in the business of Borrower and Guarantors and not for personal, family, household or farming use;
(d) Borrower and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except for equipment located at a customer's location in the ordinary course of business or to the extent necessary to have any Equipment repaired, stored or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower or such Guarantor in the ordinary course of business; and (e) as among Borrower, Guarantors, and Lender, Borrower and each Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 Power of Attorney. Borrower and each Guarantor hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's and Guarantor's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's, Guarantor's or Lender's name, to: (a) upon receipt by the Borrower of a written demand from the Lender that the Lender is exercising its remedies pursuant to Section 10.2(b): (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or



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otherwise, (iii) exercise all of such Borrower's or Guarantor's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's or Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to Borrower or such Guarantor and handle and store all mail relating to the Collateral; and
(ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's or Guarantor's obligations under this Agreement and the other Financing Agreements and (x) endorse such Borrower's or Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (b) at any time that an Event of Default shall exist or have occurred and be continuing to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received,
(iii) endorse such Borrower's or Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations and (iv) sign such Borrower's or Guarantor's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Borrower and each Guarantor hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Lender may, at its option, at any time after the occurrence of an Event of Default and notice to the Borrower, (a) cure any default by Borrower or any Guarantor under any Material Contract with a third party that affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower or any Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower or any Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender



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

shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower or any Guarantor. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as reasonably requested by Lender, but other than after an Event of Default has occurred and is continuing, in no event more than four times per year, at the cost and expense of Borrower,
(a) Lender or its designee shall have complete access to all of each Borrower's and Guarantor's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's and Guarantor's books and records, including the Records, and (b) Borrower and each Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or Lender's designee may use during normal business hours such of Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

          Borrower and each Guarantor hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement):

         8.1 Corporate Existence, Power and Authority. Borrower and each Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's or Guarantor's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and Guarantor's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower or any Guarantor other than the Liens granted in favor of Lender pursuant to the terms of this Agreement and the other Financing Agreements. This Agreement and the other Financing Agreements to which Borrower or any Guarantor is a party constitute legal, valid and binding obligations of Borrower and such Guarantor enforceable in accordance with their respective terms.



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

         8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

                  (a) The exact legal name of Borrower and each Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

                  (b) Borrower and each Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Borrower and each Guarantor or accurately states that Borrower or such Guarantor has none and accurately sets forth the federal employer identification number of Borrower and each Guarantor.

                  (c) The chief executive office and mailing address of Borrower and each Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule
8.2 to the Information Certificate, subject to the rights of Borrower or any Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof. As of the date hereof each Guarantor has the same principal executive office as Borrower.

         8.3 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower or any Guarantor which have been or may hereafter be delivered by Borrower or any Guarantor to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal quarter-end and year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of Borrower and such Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower and Guarantors to Lender prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of Borrower or any Guarantor furnished by Borrower or any Guarantor to Lender prior to the date of this Agreement. The projections dated July 18, 2005 for the fiscal years ending 2005 through 2009 that have been delivered to Lender or any projections hereafter delivered to Lender have been prepared in light of the past operations of the businesses of Borrower and Guarantors and are based upon estimates and assumptions stated therein, all of which Borrower and Guarantors have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of Borrower and Guarantors of the future financial performance of Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.



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         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate. Borrower and each Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Borrower and each Guarantor has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower and each Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of Borrower's or Guarantor's knowledge threatened, against or affecting Borrower or any Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's or Guarantor's knowledge threatened, against Borrower or any Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against Borrower or such Guarantor has or could reasonably be expected to have a Material Adverse Effect.

         8.7 Compliance with Other Agreements and Applicable Laws.

                  (a) Borrower and Guarantors are not in default in any material respect under, or in violation in any material respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrower and Guarantors are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws unless such default, violation or failure to comply would not individually or in the aggregate result in a Material Adverse Event.



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                  (b) Borrower and Guarantors have each obtained all permits, licenses, approvals, authorizations, licenses, filings, registrations, consents, permits, exemptions, qualifications, designations, declarations, or other actions or undertakings, consents, certificates, orders or authorizations of any Governmental Authority, including, without limitation, any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or any PUC or any other Communications Regulatory Authority or under Communications Law necessary for the lawful conduct of its business as presently conducted, including the provision of the telecommunication services set forth in any Permits (the "Permits") unless the failure to have any of the same would not individually or in the aggregate result in a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no investigations, actions, claims or proceedings pending or to the best of Borrower's or Guarantor's knowledge, as the result of the practices of Borrower or any Guarantor or any of its Affiliates pursuant to any violations of or failure to comply with any Communications Laws or otherwise, or threatened in writing that seek the revocation, cancellation, non-renewal, suspension or modification of any of the Permits except where such investigations, actions, claims or proceedings could not be reasonably expected to have a Material Adverse Effect. Lender will not, by reason of the execution, delivery and performance of this Agreement or any of the other Financing Agreements, be subject to the regulation or control of either the FCC or any PUC; provided, that, Lender may be required, prior to exercising certain rights or remedies hereunder, to obtain prior written consent from Communications Regulatory Authorities with respect to: (i) the sale, pledge (other than the pledge in favor of Lender provided for in the Financing Agreements) or other disposition of the Stock, including the exercise of voting or other consensual rights with respect to the Stock, of Borrower or any Guarantor that results in a Change of Control under the Communications Laws; or
(ii) the transfer of title or disposition of Telecommunications Assets of Borrower or any Guarantor.

         8.8 Environmental Compliance. Except to the extent that could reasonably be expected to not result in a Material Adverse Effect:

                  (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrower, Guarantors and any Restricted Subsidiary of Borrower or any Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit, and the operations of Borrower, Guarantors and any Restricted Subsidiary of Borrower or any Guarantor complies in all material respects with all Environmental Laws and all Permits.

                  (b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's or Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or



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any Guarantor and any Restricted Subsidiary of Borrower or any Guarantor or the
release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect Borrower or any Guarantor or its or their business, operations or assets or any properties at which Borrower or such Guarantor has transported, stored or disposed of any Hazardous Materials.

                  (c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrower, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrower, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrower and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect, except where the failure to obtain or file such Permits would not be reasonably expected to result in a Material Adverse Effect.

         8.9 Employee Benefits.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's or Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending, or to the best of Borrower's or Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) based on the latest valuation of each Pension Plan and on the actuarial methods and assumptions employed for such valuation (determined in accordance with the assumptions used for funding such Pension Plan pursuant to
Section 412 of the Code), the aggregate current value of accumulated benefit liabilities of such Pension Plan under Section 4001(a)(16) of ERISA does not exceed the aggregate current value of the assets of such Pension Plan; (iii) Borrower and each Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to



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incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) Borrower and each Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower or any Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of Borrower and each Guarantor to establish new accounts in accordance with Section 5.2 hereof.

         8.11 Intellectual Property. Borrower and each Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's and Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower or any Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower or any Guarantor contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of Borrower and each Guarantor pursuant to which Borrower or such Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower or such Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower or any Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement").

         8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

                  (a) Borrower and each Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.



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                  (b) Borrower and each Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by Borrower or such Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries of Borrower are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Restricted Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

                  (c) The issued and outstanding shares of Capital Stock of each Borrower (other than Borrower) and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender prior to the date hereof.

                  (d) Borrower and Guarantors taken as a whole are Solvent and will be Solvent immediately after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder.

         8.13 Labor Disputes.

                  (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower and each Guarantor and any union, labor organization or other bargaining agent in respect of the employees of Borrower or any Guarantor on the date hereof.

                  (b) There is (i) no significant unfair labor practice complaint pending against Borrower or any Guarantor or, to the best of Borrower's or Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or any Guarantor or, to best of Borrower's or Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or any Guarantor or, to the best of Borrower's or Guarantor's knowledge, threatened against Borrower or any Guarantor.

         8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement, the Senior Secured Note Documents or any other agreement with respect to Indebtedness of Borrower or any Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower or any Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of Borrower or any Guarantor or (b) the ability of Borrower or any Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.



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

         8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which Borrower or any Guarantor is a party or is bound as of the date hereof. Borrower and Guarantors have delivered or provided access to true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Borrower and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract, which would reasonably be expected to have a Material Adverse Effect.

         8.16 Payable Practices. Borrower and each Guarantor have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

         8.17 Carrier Service Agreements, IRU Agreements and Interconnection Agreements.

                  (a) Set forth in Schedule 8.17(a)(i) hereto is a correct and complete list of all of the Carrier-Out Service Agreements in effect on the date hereof that were the basis for ten percent (10%) or more of the revenues of Borrower and Guarantors in the aggregate during calendar year 2004, which relate to or give rise to any Receivables, and set forth in Schedule 8.17(a)(ii) hereto is a correct and complete list of all of the Carrier-In Service Agreements. A correct and substantially complete list of all Interconnection Agreements and an identification of existing relationships with ILECs is set forth on Schedule 8.17(b). The Carrier Service-In Agreements constitute all of such agreements necessary for Borrower and Guarantors to operate their businesses as presently conducted or proposed to be conducted. No Carrier Accounts of Borrower arise from the use by customers of telecommunication services, other than those which use services of the Borrower or of a Carrier with whom Borrower or any Guarantor has a valid and enforceable Carrier Service Agreement or other interconnection agreement set forth on Schedule 8.17 hereto or with whom Borrower has entered into a Carrier Service Agreement in accordance with Section 9.20 hereof or for which Borrower or any Guarantor uses carrier services, available to it pursuant to a tariff or a statement of generally available terms. Except as set forth in the Information Certificate, each of such Carrier Service Agreements constitutes the legal, valid and binding obligations of such Borrower party thereto and to the best of such Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect, except as to the Carrier Service Agreements identified on Schedule 8.17 hereto for which such Borrower has an interim or alternative interconnection arrangement. To the best of Borrower's and Guarantors' knowledge, no event of default, or act, condition or event which with notice or passage of time or both, would constitute an event of default under any of such Carrier Service Agreements exists or has occurred and is continuing, and each Borrower and the other parties thereto have complied with (or waived in writing compliance with) all of the terms and conditions of the Carrier Service-Out Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder.

                  (b) Set forth in Schedule 8.17(c) hereto is a correct and substantially complete list of all of the Indefeasible Right To Use Agreements ("IRU Agreements") in effect on the date hereof. The IRU Agreements listed in such Schedule constitute all of such agreements necessary



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

for Borrower and Guarantors to operate their businesses as presently conducted or proposed to be conducted and Borrower and Guarantors are not parties to any IRU Agreements other than those set forth on Schedule 8.17(c) hereto or with whom Borrower shall enter into in accordance with Section 9.20 hereof or for which Borrower use carrier services available to them pursuant to carrier tariffs or a statement of generally available terms. Except as set forth in the Information Certificate, each of such IRU Agreements constitutes the legal, valid and binding obligations of Borrower or such Guarantor party thereto and to the best of such Borrower's or Guarantor's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. To the best of Borrower's and Guarantors' knowledge, no event of default, or act, condition or event which with notice or passage of time or both, would constitute an event of default under any of such IRU Agreements exists or has occurred and is continuing, and each Borrower or Guarantor, as the case may be, and the other parties thereto have complied with (or waived in writing compliance with) all of the terms and conditions of the IRU Agreements to the extent necessary for Borrower or such Guarantor to be entitled to receive its rights thereunder.

         8.18 Billing Processor Agreements. Set forth in Schedule 8.18 hereto is a correct and complete list of all Billing Processor Agreements in effect on the date hereof. No Billing Processor has any security interest, lien, encumbrance or other claim in or to any of the Accounts or other Collateral. The Billing Processor is acting solely as an agent on behalf of Borrower for the purpose of billing Borrower's customers and the arrangements of Borrower with the Billing Processor does not involve the purchase and sale by Borrower of Receivables to the Billing Processor. The Billing Processor Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted or proposed to be conducted and no Accounts of Borrower arise from the use by its customers of telecommunication services, other than those which are subject to the Billing Processor Agreements with Billing Processors with whom Borrower has a valid and enforceable Billing Processor Agreement set forth on
Schedule 8.18 hereto or with whom Borrower has entered into a Billing Processor Agreement in accordance with Section 9.23 hereof. Each of the Billing Processor Agreements constitutes the legal, valid and binding obligations of such Borrower party thereto and to the best of each Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. To the best of Borrower's knowledge, no event of default, or act, condition or event which with notice or passage of time or both, would constitute an event of default under any of the Billing Processor Agreements exists or has occurred and is continuing. Borrower have delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Billing Processor Agreements.

         8.19 Governmental Authorizations. Except as set forth on Schedule 8.19 hereto, no authorizations, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority (other than the filing of UCC financing statements and continuation statements) is or will be necessary in connection with execution and delivery of this Agreement or any of the other Financing Agreements by Borrower and Guarantors, consummation of the transactions herein or therein



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

contemplated, or performance of or compliance by Borrower and Guarantors with the terms and conditions hereof or thereof except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The failure to file any notice or other information with any Governmental Authority as set forth on Schedule 8.19 hereto shall not have any Material Adverse Effect; provided, that, Lender may be required, prior to exercising certain rights or remedies hereunder, to obtain prior written consent from Communications Regulatory Authorities with respect to: (i) the sale, pledge (other than the pledge in favor of Lender provided for in the Financing Agreements) or other disposition of the Stock, including the exercise of voting or other consensual rights with respect to the Stock, of Borrower or any Guarantor that results in a Change of Control under the Communications Laws; or (ii) the transfer of title or disposition of Telecommunications Assets of Borrower or any Guarantor.

         8.20 No Regulatory Event. No Regulatory Event has occurred and is continuing.


         8.21 Trade Relations. There exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of the business relationship between Borrower and any Carrier, any labor organizations, any material customer or any group thereof whose agreements with Borrower are material to the business of Borrower, or with any material supplier that could reasonably be expected to have a Material Adverse Effect.

         8.22 Interrelated Businesses. Borrower and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrower and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Borrower and Guarantors render services to or for the benefit of the other, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of Borrower and Guarantors (including inter alia, the payment by Borrower of creditors of the Guarantors and guarantees by Borrowers of indebtedness of the Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the Guarantors). Borrower and Guarantors have the same chief executive office, centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.

         8.23 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower or any Guarantor in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. This
Section 8.23 does not apply to any forward looking information provided to Lender including the projections referred to in Section 8.3 above. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Lender in writing prior to the date hereof.



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         8.24 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower or any Guarantor shall now or hereafter give, or cause to be given, to Lender related to the transactions contemplated by the Financing Agreements.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence.

                  (a) Borrower and each Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, except as to any Guarantor other than Borrower as permitted in Sections 9.7 and 9.10 hereof.

                  (b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Lender shall have received not less than ten (10) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of Borrower or such Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower or such Guarantor as soon as it is available.

                  (c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than ten (10) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of Lender which will not be unreasonably withheld..

         9.2 New Collateral Locations. Borrower and each Guarantor may only open any new location within the continental United States provided, that, in the event the location serves as the Borrower's or any Guarantor's corporate headquarters, Borrower or such Guarantor (a) gives Lender ten (10) days prior written notice of the intended opening of any such new location and (b) will use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem



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

reasonably necessary or desirable to protect its interests in the Collateral at such location, including a Collateral Access Agreement.

         9.3 Compliance with Laws, Regulations, Etc.

                  (a) Borrower and each Guarantor shall, and shall cause any Restricted Subsidiary of Borrower to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority to the extent the failure to do so would have a Material Adverse Effect.

                  (b) Borrower and Guarantors shall give written notice to Lender promptly upon Borrower's or Guarantor's receipt of any notice of, or Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or any Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law.

                  (c) Borrower and each Guarantor shall indemnify and hold harmless Lender and its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower or any Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

         9.4 Payment of Taxes and Claims. Borrower and each Guarantor shall, and shall cause any Restricted Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Restricted Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower and each Guarantor shall be liable for any tax or penalties imposed on Lender, after the date hereof, as a result of the financing arrangements provided for herein and Borrower and each Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower or such Guarantor such amount shall be added and deemed part of the Revolving Loans, provided, that, nothing contained herein shall be construed to require Borrower or any Guarantor to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

         9.5 Insurance. Borrower and each Guarantor shall, and shall cause any Restricted Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer; Lender acknowledges that the current policies of insurance of Borrower and Guarantors delivered to Lender on the date hereof are satisfactory as to form, amount and insurer. Borrower and Guarantors shall furnish certificates, policies or endorsements to Lender as Lender shall reasonably require as proof of such insurance, and, if Borrower or any Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower but no sooner than after ten (10) Business Days written notice to the Borrower. Borrower will use commercially reasonable efforts to ensure that all policies shall provide for at least ten (10) days prior written notice to Lender of any cancellation or reduction of coverage and that, at any time after an Event of Default has occurred and is continuing, Lender may act as attorney for Borrower and each Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower and Guarantors shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower and Guarantors shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and Borrower and further specify that Lender shall be paid regardless of any act or omission by Borrower, Guarantor or any of its or their Affiliates. Upon the occurrence and continuance of an Event of Default, Borrower and each Guarantor hereby authorize Lender (upon notice to Borrower), to instruct such insurance companies to remit proceeds of insurance directly to Lender. Borrower and each Guarantor hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's and Guarantor's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's, Guarantor's or Lender's name, to at all times during the continuance of an Event of Default, to endorse on behalf of Borrower or such Guarantor , as the case may be, any check or other instrument or amounts payable in respect of any loss or damage under any insurance policy. Without limiting any other rights of Lender, any insurance proceeds received by Lender at any time a Cash Dominion Event has occurred and is continuing may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine. Any insurance proceeds received by Lender at any time a Cash Dominion Event is not continuing shall be promptly, upon request of Borrower, delivered to Borrower. Upon application of such proceeds to the Revolving Loans, Revolving Loans shall be available subject and pursuant to the terms hereof to be used to be reinvested in Collateral or for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

         9.6 Financial Statements and Other Information.

                  (a) Borrower and each Guarantor shall, and shall cause any Restricted Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrower and Guarantors shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower and Guarantors, and to notify the auditors and accountants of Borrower and Guarantors that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Lender, the following:

                           (i) Intentionally Deleted;

                           (ii) within forty-five (45) days after the end of
each fiscal quarter, quarterly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by a Responsible Officer, subject to normal year-end adjustments together with accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such quarter, whether Borrower and Guarantors were in compliance with the covenants set forth in Section 9.17 (to the extent compliance with such covenant is required in accordance with the terms hereof) and 9.22 of this Agreement and a calculation of outstanding Capitalized Lease Obligations and Purchase Money Obligations outstanding for such quarter; and

                           (iii) within ninety (90) days after the end of each
fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended. Lender hereby acknowledges that, Borrower's current accountants, Deloitte & Touche are acceptable to Lender; and



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                           (iv) at such time as available, but in no event later
than one hundred five (105) days after the end of each fiscal year (commencing with the fiscal year of Borrower ending December 31, 2005), projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow, and statements of shareholders' equity) of Borrower and its Subsidiaries for the next fiscal year, all in reasonable detail, and in a format and for the time periods consistent with the projections delivered by Borrower to Lender prior to the date hereof, together with such supporting information as Lender may reasonably request. Such projected financial statements shall depict quarterly projected results for the next succeeding year. Such projections shall represent the reasonable best estimate by Borrower and Guarantors of the future financial performance of Borrower and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrower and Guarantors believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements). Borrower shall, upon the request of Lender, provide to Lender an update with respect to such projections at any time a Default or Event of Default exists or has occurred and is continuing.

                  (b) Borrower and Guarantors shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $1,000,000 and which if adversely determined would have a Material Adverse Effect on Borrower's and Guarantor's business, properties, assets, goodwill or condition, financial or otherwise, taken as a whole, (ii) any Material Contract which has not been renewed or replaced, the consequence of which is expected to have a Material Adverse Effect,(iii) any order, judgment or decree in excess of $1,000,000 shall have been entered against Borrower or any Guarantor or any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by Borrower or any Guarantor, (v) any ERISA Event, (vi) any Regulatory Event or other material changes to Communications Laws or other applicable laws affecting Borrower and Guarantors' business which is expected to have a Material Adverse Effect, and (vii) the occurrence of any Default or Event of Default.

                  (c) Promptly after the sending or filing thereof, Borrower shall send to Lender (to the extent any of the following have not been posted on the Borrower's website) copies of (i) all reports which Borrower or any of its Subsidiaries sends to its security holders generally (ii) all reports which Borrower or any of its Subsidiaries files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as Lender may hereafter specifically identify to Borrower that Lender will require be provided to Lender, (iii) all press releases and (iv) all other statements concerning material changes or developments in the business of a Borrower or Guarantor made available by Borrower or any Guarantor to the public.

                  (d) Upon Lender's reasonable request, Borrower and each Guarantor hereby authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense,



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copies of the financial statements of Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of Borrower or any Guarantor and to disclose to Lender such information as they may have regarding the business of Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.7 Limitation on Asset Sales.

                  (a) Borrower and each Guarantor shall not , and Borrower will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                           (i) such Borrower, Guarantor or the applicable
Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by Board of Directors of such Borrower, Guarantor or Restricted Subsidiary, as the case may be);

                           (ii) at least 75% of the consideration received by
such Borrower, Guarantor or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition (provided, that, (A) the amount of any liabilities of such Borrower, Guarantor or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets and (B) any securities or other obligations received by such Borrower, Guarantor or any such Restricted Subsidiary in exchange for any such assets (other than assets which constitute Collateral) that are converted into cash within 180 days after the consummation of such Asset Sale (to the extent of the cash received) shall be deemed to be cash for purposes of this provision);

                           (iii) if such Asset Sale involves the disposition of
Collateral, the Net Cash Proceeds relating to such Asset Sale shall be paid directly by the purchaser of the Collateral to Lender (pursuant to the terms of the Intercreditor Agreement), for application to the Revolving Loans (which may be reborrowed pursuant to the terms of this Agreement); and

                           (iv) upon the consummation of an Asset Sale other
than Collateral, Borrower or such Guarantor shall apply, or Borrower shall cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

                                    (A) to prepay any secured Indebtedness;

                                    (B) to make an investment in properties and
assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business as existing on September 30, 2004 of Borrower and its Subsidiaries or in businesses reasonably related thereto



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

("Replacement Assets") or to make a Permitted Investment; provided, that, any Replacement Assets acquired with any Net Cash Proceeds of an Asset Sale of Collateral shall be owned by Borrower or such Guarantor and shall not be subject to any Liens other than Permitted Liens and Borrower or such Guarantor, as the case may be, shall execute and deliver to Lender such documents or other instruments as shall be reasonably necessary to cause such property or assets to become subject to the first priority Lien of Lender; and/or

                                    (C) a combination of prepayment and
investment permitted by the foregoing clauses (iv)(A) and (iv)(B).

                           (v) as of the date of such Asset Sale and after
giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and

                           (vi) on the date of such Asset Sale and after giving
effect thereto Excess Availability shall be not less than $7,500,000.

                  (b) Notwithstanding Section 9.7(a) hereof, Borrower and Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with Section 9.7(a) hereof to the extent that: (i) the consideration for such Asset Sale constitutes an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business as existing on September 30, 2004 of Borrower and its Subsidiaries or in businesses reasonably related thereto ("Replacement Assets"); and (ii) such Asset Sale is for fair market value; provided, that, to the extent such Asset Sale consists of Collateral, the Replacement Assets shall be owned by Borrower or a Guarantor and shall not be subject to any Liens other than Permitted Liens and Borrower or such Guarantor shall execute and deliver to Lender such documents or other instruments as shall be reasonably necessary to cause such property or assets to become subject to the first priority Lien of the Lender.

                  (c) In the event of the transfer of substantially all (but not all) of the property and assets of Borrower and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 9.10 hereof, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of Borrower and its Restricted Subsidiaries not so transferred for purposes of this Section 9.7, and shall comply with the provisions of this Section 9.7 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of Borrower or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 9.7.

         9.8 Encumbrances. Borrower and Guarantors shall not, and Borrower will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Borrower or any of its Restricted Subsidiaries, whether owned or hereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, in



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each case other than Permitted Liens except that the Borrower and its Restricted
Subsidiaries may incur Liens on property or assets that are not Collateral if in the case of any such Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Obligations, the Obligations are secured by a Lien on such property or assets that is senior in priority to such Liens. In the event that the Lien the existence of which gives rise to a Lien securing the Obligations pursuant to the foregoing exception ceases to exist, the Lien securing the Obligations required by the foregoing exception shall be released at the request of Borrower and Lender shall execute appropriate documentation as reasonably requested by Borrower.

         9.9 Indebtedness.

                  (a) Borrower and Guarantors shall not and Borrower will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, that, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Borrower or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of Borrower that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Indebtedness to Cash Flow Ratio of Borrower would not have exceeded 4.5 to 1.0.

                  (b) Borrower and Guarantors will not, and Borrower will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of Borrower or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the payment of the Obligations to the extent and in the same manner as such indebtedness is subordinated to other indebtedness of the Borrower or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of Borrower or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

                  (c) Notwithstanding the foregoing or any other provision of this Agreement, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness, the proceeds of which will be used, directly or indirectly, to redeem, repurchase or otherwise retire the Convertible Preferred Stock (or any replacement, refunding or renewal thereof) on or prior to the expiration of the initial term of this Agreement set forth in
Section 12.1 hereof.



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

         9.10 Merger, Consolidation. The Borrower will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Borrower to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Borrower's assets (determined on a consolidated basis for Borrower and Borrower's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                  (a) either:

                           (i) Borrower shall be the surviving or continuing
corporation or limited liability company; or

                           (ii) the Person (if other than Borrower) formed by
such consolidation or into which Borrower is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Borrower and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                           (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and

                           (y) shall expressly assume, by joinder agreement (in form satisfactory to Lender), executed and delivered to Lender, the due and punctual payment of the principal of and premium, if any, and interest on all of the Obligations and the performance of every covenant of the Financing Agreements on the part of Borrower to be performed or observed, and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien in favor of Lender on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the UCC of the relevant states;

                  (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), Borrower or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 9.9 hereof;

                           (i) immediately after giving effect to such
transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and



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

                           (ii) Borrower or the Surviving Entity shall have
delivered to Lender an officers' certificate and an opinion of counsel, each in form and substance satisfactory to Lender stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a joinder agreement is required in connection with such transaction, such joinder agreement complies with the applicable provisions of this Agreement and the other Financing Agreements and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

For purposes of the foregoing, (a) the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Borrower, the Capital Stock of which constitutes all or substantially all of the properties and assets of Borrower, shall be deemed to be the transfer of all or substantially all of the properties and assets of Borrower; (b) Borrower, if surviving, shall be discharged from all Obligations arising under this Agreement and the other Financing Agreements after the date of such transfer; and (iii) any Collateral transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Agreement and the other Financing Agreements, (b) be subject to the first priority Lien in favor of the Lender, and (c) not be subject to any Lien other than Permitted Liens.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Borrower in accordance with the foregoing in which Borrower is not the continuing corporation, the successor Person formed by such consolidation or into which Borrower is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Borrower under this Agreement and the other Financing Agreements with the same effect as if such Surviving Entity had been named as such.

                  (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of this Agreement in connection with any transaction complying with the provisions of Section 9.7 hereof) will not, and Borrower will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than Borrower or any other Guarantor unless:

                           (i) the entity formed by or surviving any such
consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;

                           (ii) such entity assumes by supplemental indenture
all of the obligations of the Guarantor on the Guarantee, and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any



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

security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

                           (iii) immediately after giving effect to such
transaction, no Default or Event of Default shall have occurred and be continuing; and

                           (iv) immediately after giving effect to such
transaction and the use of any net proceeds therefrom on a pro forma basis, Borrower could satisfy the provisions of Section 5.1(a)(2) hereof.

Any merger or consolidation of a Guarantor with and into Borrower (with Borrower being the Surviving Entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of Borrower need only comply with Section 5.01(a)(4) hereof. The Collateral owned by such Guarantor or surviving Person, as the case may be, (a) shall be subject to a first priority Lien in favor of Lender; and
(b) shall not be subject to any Lien, other than Permitted Liens.

         9.11 Limitation on Restricted Payments.

                  (a) Borrowers and Guarantors will not and Borrower will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

                           (i) declare or pay any dividend or make any
distribution (other than dividends or distributions payable in Capital Stock of Borrower) on or in respect of shares of Borrower's Capital Stock to holders of such Capital Stock;

                           (ii) purchase, redeem or otherwise acquire or retire
for value any Capital Stock of Borrower (other than Capital Stock owned by a Restricted Subsidiary);

                           (iii) make any principal payment on, purchase,
defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

                           (iv) make any Investment (other than Permitted
Investments)

(each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "Restricted Payment") unless in the determination of Lender, at the time of such Restricted Payment and immediately after giving effect thereto,

                                    (A) no Default or Event of Default shall
have occurred and be continuing,

                                    (B) all of the conditions set forth in the
Senior Note Indenture regarding such Restricted Payment have been satisfied (whether or not such Senior Note Indenture is in full force and effect), and



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


                                    (C) Excess Availability on the date of any
such Restricted Payment and after giving effect thereto shall be not less than $7,500,000;

provided, that, to the extent any such Investment is an Asset Acquisition, all of the terms and conditions set forth in Section 1.110(a) of this Agreement shall be satisfied in the determination of Lender.

                  (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit:

                           (i) the payment of any dividend within 60 days after
the date of declaration of such dividend if such dividend would have been permitted on the date of declaration, provided, that, Excess Availability on the date of any such payment and after giving effect thereto shall have been equal to or greater than $7,500,000;

                           (ii) so long as no Default or Event of Default shall
have occurred and be continuing, the acquisition of any shares of Capital Stock of Borrower, either (i) solely in exchange for shares of Capital Stock of Borrower or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Borrower) of shares of Capital Stock of Borrower;

                           (iii) so long as no Default or Event of Default shall
have occurred and be continuing, the acquisition of any Subordinated Indebtedness, either (A) solely in exchange for shares of Qualified Capital Stock of Borrower or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Borrower) of (1) shares of Qualified Capital Stock of Borrower or (2) Refinancing Indebtedness;

                           (iv) so long as no Default or Event of Default shall
have occurred and be continuing, repurchases by Borrower of Common Stock of Borrower from officers, directors and employees of Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of Borrower in an aggregate amount not to exceed $2,000,000 in any calendar year and not to exceed $5,000,000 in the aggregate since September 30, 2004;

                           (v) the repurchase of Capital Stock deemed to occur
upon the exercise, conversion or exchange of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof; provided, that, if cash is paid to a holder of Capital Stock in connection with any such transaction, such cash payment must be permitted pursuant to another provision of this Section 9.11;

                           (vi) bona fide payments or distributions to
dissenting stockholders of Borrower (other than the Permitted Holders) to the extent required by applicable law in connection with a merger, consolidation or transfer of assets that otherwise complies with the terms of this Agreement; and



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

                           (vii) so long as no Default or Event of Default shall
have occurred and be continuing, Restricted Payments in an aggregate amount not to exceed $5,000,000 since September 30, 2004.

                  In determining the aggregate amount of Restricted Payments made subsequent to the September 30, 2004 in accordance with clause (C) of the immediately preceding paragraph, amounts expended pursuant to clauses (i),
(ii)(B), (iii)(B)(1), (iv) and (vii) shall be included in such calculation.

                  (c) Notwithstanding the foregoing or any other provision of this Agreement, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any cash dividend payments (whether permitted pursuant to this Section 11(a) or otherwise) on the Convertible Preferred Stock (or any replacement, refunding or renewal thereof) on or prior to the expiration of the initial term of this Agreement set forth in Section 12.1 hereof.

         9.12 Transactions with Affiliates.

                  (a) Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 9.12(c) hereof and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Borrower or such Restricted Subsidiary.

                  (b) All Affiliate Transactions (and each series of related Affiliate Transactions that are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2,500,000 shall, prior to the consummation thereof, be approved by a majority of the disinterested members of the Board of Directors of Borrower or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such disinterested members (or the disinterested member, if there is only one disinterested member) have determined that such transaction complies with the foregoing provisions. If Borrower or any Restricted Subsidiary of Borrower enters into an Affiliate Transaction (or a series of related Affiliate Transactions that are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $10,000,000, Borrower or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Borrower or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with Lender.

                  (c) The restrictions set forth Sections 9.12(a) and 9.12(b) hereof shall not apply to:



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

                           (i) reasonable fees and compensation paid to and
indemnity provided on behalf of officers, directors, employees or consultants of Borrower or any Subsidiary of Borrower as determined in good faith by Borrower's Board of Directors or senior management;

                           (ii) transactions exclusively between or among
Borrower and any of its Wholly-Owned Subsidiaries or exclusively between or among such Subsidiaries, provided, that, such transactions are not otherwise prohibited by this Agreement;

                           (iii) any agreement as in effect as of September 30,
2004 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to Lender in any material respect than the original agreement as in effect on September 30, 2004; and

                           (iv) Restricted Payments permitted by this Agreement.

         9.13 Compliance with ERISA. Borrower and each Guarantor shall, and shall cause each of their ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c)not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Pension Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan; (g) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (h) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

         9.14 End of Fiscal Years; Fiscal Quarters. Borrower and each Guarantor shall, for financial reporting purposes, cause its, and each of its Restricted Subsidiaries' (a) fiscal years to end on December 31st of each year and (b) fiscal quarters to end on March 31st, June 30th, September 30th and December 31st of each year.

         9.15 Change in Business. Borrower and each Guarantor shall not engage in any business other than the business of Borrower or such Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower or such Guarantor is engaged on the date hereof.



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         9.16 Limitation of Restrictions Affecting Subsidiaries. Borrower and
each Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Restricted Subsidiary of Borrower or such Guarantor to (a) pay dividends or make other distributions on or in respect to Capital Stock or pay any Indebtedness owed to Borrower or such Guarantor or any Restricted Subsidiary of Borrower or such Guarantor; (b) make loans or advances to Borrower or such Guarantor or any Restricted Subsidiary of Borrower or such Guarantor, or (c) transfer any of its properties or assets to Borrower or such Guarantor or any Restricted Subsidiary of Borrower or such Guarantor except in each case for such encumbrances and restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement, (iii) the Indenture, Senior Secured Notes and related guarantees and collateral documents related thereto, (iv) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (v) agreements existing on the Issue Date to the extent and in the manner such encumbrances or restrictions are in effect on the Issue Date; (vi) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (vii) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale; (viii) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein entered into in the ordinary course of business; (ix) restrictions contained in the terms of Purchase Money Obligations or Capitalized Lease Obligations not incurred in violation of this Indenture; provided that such restrictions relate only to the property financed with such Indebtedness, and restrictions contained in the terms of any other Indebtedness not incurred in violation of this Indenture; (x) customary non-assignment provisions of any contract or any lease governing a leasehold of any Restricted Subsidiary of the Borrower; and (xi) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (vi) through
(viii) above, provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Borrower or the applicable Restricted Subsidiary in any material respect as determined by the Board of Directors of the Borrower in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses
(vi), (vii), (viii) and (ix).

Nothing contained in this Section 9.16 shall prevent the Borrower or any of its Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 9.8 hereof.

         9.17 Minimum Consolidated Cash Flow. At any time that Cash Dominion Excess Availability is less than $5,000,000 during the fiscal quarter then ended, Borrower and its Restricted Subsidiaries, on a consolidated basis, shall, when measured as of the fiscal quarter most recently ended for which Lender has received financial statements in accordance with



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Section 9.6(a)(i) hereof, for the four (4) immediately preceding consecutive fiscal quarters then ended, maintain, Consolidated Cash Flow of not less than $40,000,000.

         9.18 License Agreements. Borrower and each Guarantor shall (a) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (b) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (c) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.19(b) below, Borrower or such Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower or such Guarantor,(d) give Lender prompt written notice of any material License Agreement entered into by Borrower or such Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (e) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Lender (promptly upon the receipt thereof by Borrower or such Guarantor in the case of a notice to Borrower or such Guarantor and concurrently with the sending thereof in the case of a notice from Borrower or such Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by Borrower or such Guarantor in connection with any material License Agreement which relates to the right of Borrower or such Guarantor to continue to use the property subject to such License Agreement, and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonably require from time to time concerning the observance, performance and compliance by Borrower or such Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

         9.19 Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Revolving Loans will violate the Trading With the Enemy Act (50 USC Section 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). None of Borrower or any of their Subsidiaries or other Affiliates is or will become a "blocked person" as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".



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         9.20 Carrier Service Agreements; Interconnection Agreements; IRU
Agreements.

                  (a) Borrower and Guarantors shall (i) promptly and faithfully observe and perform in all material respects all of the terms, covenants, conditions and provisions of any Carrier-Out Service Agreement that is the basis for ten (10%) percent or more of the aggregate revenues of Borrower and Guarantors and all Carrier-In Service Agreements in the immediately preceding month to be observed and performed by it, where the failure to so observe or perform gives any other party to such Carrier Service Agreement the right or option to terminate or suspend or otherwise prevent the use by Borrower of the services subject to such Carrier Service Agreement or cease any payment to Borrower or any Guarantor thereunder or could otherwise reasonably be expected to have a Material Adverse Effect, (ii) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material event of default under or material breach of any of the terms of any such Carrier Service Agreement where such event of default or breach would have or would reasonably be expected to have a Material Adverse Effect, (iii) not cancel, terminate, surrender, modify, amend, waive or release any such Carrier Service Agreement or any term, provision or right of Borrower or any Guarantor thereunder, or consent to or permit to occur any of the foregoing except where the cancellation, termination or other release would not have or would not reasonably be expected to have a Material Adverse Effect, (iv) give Lender prompt written notice of any breach of any material obligation, or any event of default, by any party under any Carrier-In Service Agreement, which gives any other party to such Carrier-In Service Agreement the right or option to terminate or suspend or otherwise prevent the use by Borrower or Guarantor of the services subject to such Carrier-In Service Agreement where the failure of Borrower or any Guarantor to have access to such services could reasonably be expected to have a Material Adverse Effect or in respect of any Carrier-Out Service Agreement any payments to Borrower or any Guarantor constituting their Eligible Accounts or with respect to payments the lack of which would have a Material Adverse Effect and deliver to Lender (promptly upon the receipt thereof by Borrower or any Guarantor in the case of a notice to Borrower, and concurrently with the sending thereof in the case of a notice from Borrower), a copy of each notice of default or other notice received or delivered by Borrower or any Guarantor in connection with any Carrier Service Agreement which relates to the right of Borrower or any Guarantor to continue to use the services subject to such Carrier Service Agreement or to receive any payments thereunder, (v) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonably require from time to time concerning the observance, performance and compliance by Borrower or any Guarantor or the other party or parties thereto with the terms, covenants or provisions of the Carrier Service Agreements, (vi) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of any Carrier-In Agreements, where the failure to so observe or perform gives any other party to such Carrier-In Agreements the right or option to terminate or suspend or otherwise prevent the use by Borrower of the services subject to such Carrier-In Agreement , and such termination or suspension would have a Material Adverse Effect, and (vii) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonably require from time to time concerning the observance, performance and compliance by Borrower or any Guarantor or the other party or parties thereto



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with the terms, covenants or provisions of the Carrier-In Agreements.
Notwithstanding the foregoing, nothing in the subsection shall effect the Borrower's or any Guarantor's ability to exercise its rights under the Carrier Service Agreement or require the Borrower or any Guarantor to give notice to Lender of any claims relating to Carrier Service Agreements so long as the Borrower or any Guarantor is disputing such claims in good faith unless the Borrower or any such Guarantor reasonably believes that the outcome of the dispute would have a Material Adverse Effect.

                  (b) Borrower and Guarantors shall (i) promptly and faithfully observe and perform in all material respects all of the terms, covenants, conditions and provisions of any IRU Agreements, where the failure to so observe or perform gives any other party to such IRU Agreements the right or option to terminate or suspend or otherwise prevent the use by Borrower of the services subject to such IRU Agreement or cease any payment to Borrower or any Guarantor thereunder or would have a Material Adverse Effect, (ii) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material event of default under or material breach of any of the terms of any such IRU Agreement where such event of default or breach would have or would reasonably be expected to have a Material Adverse Effect, (iii) not cancel, terminate, surrender, modify, amend, waive or release any such IRU Agreement or any term, provision or right of Borrower or any Guarantor thereunder, or consent to or permit to occur any of the foregoing where such cancellation, termination, release or other modification would have or would reasonably be expected to have a Material Adverse Effect, (iv) give Lender prompt written notice of any breach of any material obligation, or any event of default, by any party under any IRU Agreement, which gives any other party to such IRU Agreement the right or option to terminate or suspend or otherwise prevent the use by Borrower or Guarantor of the services subject to such IRU Agreement or any payments to Borrower or any Guarantor and deliver to Lender (promptly upon the receipt thereof by Borrower or any Guarantor in the case of a notice to the Borrower, and concurrently with the sending thereof in the case of a notice from Borrower), a copy of each notice of default or other notice received or delivered by Borrower or any Guarantor in connection with any IRU Agreement which relates to the right of Borrower or any Guarantor to continue to use the services subject to such IRU Agreement or to receive any payments thereunder, (v) with respect to all existing IRU Agreements and all IRU Agreements entered into after the date hereof, use commercially efforts to obtain the express written agreement from the other party thereto that Borrower or such Guarantor shall have the express right without the prior consent of such party to assign or otherwise transfer any such IRU Agreement as collateral to Lender or to any corporation or other person that purchases any or all of the assets of Borrower or such Guarantor; and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or any Guarantor or the other party or parties thereto with the terms, covenants or provisions of the IRU Agreements.

         9.21 Billing Processor Agreements. Borrower and Guarantors shall (a) promptly and faithfully observe and perform in all material respects all of the terms, covenants, conditions and provisions of any Billing Processor Agreements to be observed and performed by it at the times



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set forth therein, if any, where the failure to so observe or perform gives any other party to such Billing Processor Agreement the right or option to terminate or suspend providing the services to Borrower to be provided thereunder and such termination could reasonably be expected to have a Material Adverse Effect; (b) not do, permit, suffer or refrain from doing anything, as a result of which there would reasonably be expected to be a material event of default under or material breach of any of the terms of any Billing Processor Agreement, (c) at all times, maintain in full force and effect the Billing Processor Agreements and not terminate, cancel, surrender, modify, amend, waive or release any Billing Processor Agreement, or consent to or permit to occur any of the foregoing; except, that, Borrower may terminate or cancel any Billing Processor Agreement in the ordinary course of the business of Borrower; provided, that, Borrower shall give Lender not less than thirty (30) days prior written notice of its intention to so terminate or cancel any Billing Processor Agreement; (d) not enter into any new Billing Processor Agreement with any new Billing Processor unless (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of Borrower to enter into such agreement (together with such other information with respect thereto as Lender may reasonably request), (ii) Borrower or such Guarantor delivers, or causes to be delivered to Lender, a Billing Processor Acknowledgment in favor of Lender, duly authorized, executed and delivered by such Billing Processor; (e) give Lender immediate written notice of any Billing Processor Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may reasonably request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonably request from time to time concerning the observance, performance and compliance by Borrower or such Guarantor or the other party or parties thereto with the terms, covenants or provisions of the Billing Processor Agreements.

         9.22 Senior Secured Note Permitted Indebtedness Limit. Borrower shall not permit the outstanding aggregate amount of Revolving Loans at any time when taken together with outstanding Capitalized Lease Obligations and Purchase Money Obligations to exceed $10,000,000 (or such greater amount as may be agreed to by Borrower, Guarantors and Senior Secured Note Trustee, after the date hereof pursuant to an amendment to the Senior Secured Note Documents). Borrower and Guarantors shall give Lender at least ten (10) days notice prior, to entering into any Senior Secured Note Permitted Credit Facility after the date hereof.

         9.23 Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Certain Payments of Indebtedness, Etc. Borrower and Guarantors shall not, and Borrower shall not permit any Restricted Subsidiary to:

                  (a) amend, modify or otherwise change its certificate of incorporation, articles of association, certificate of formation, limited liability agreement or other organizational documents, as applicable, including, without limitation, entering into any new agreement with respect to any of its Capital Stock, except for amendments, modifications or other changes that do not adversely affect the rights and privileges of Borrower or any Guarantor, or its Restricted Subsidiaries and do not adversely affect the ability of a Borrower, Guarantor or such Subsidiary



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to amend, modify, renew or supplement the terms of this Agreement or any of the other Financing Agreements, or otherwise affect the interests of Lender and so long as at the time of any such amendment, modification or change, no Default or Event of Default shall exist or have occurred;

                  (b) amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of Senior Secured Note Documents, or the agreements related to any other Indebtedness permitted under Section 9.9 hereof in a way that would adversely effect the Lender's rights under this Agreement;

                  (c) make or agree to make any payment, prepayment, redemption, retirement, defeasance, purchase or sinking fund payment or other acquisition for value of any of its Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or otherwise set aside or deposit or invest any sums for such purpose, except that Borrower, Guarantors or any such Subsidiary may (i) make payments of regularly scheduled principal and interest or other mandatory payments as and when due in respect of Indebtedness permitted under Section 9.9 hereof and (ii) prepay, redeem, retire or repurchase such Indebtedness in cash or other immediately available funds; provided, that, Excess Availability shall have been not less than $7,500,000 as of the date of the most recent calculation of the Borrowing Base prior to the date of any such payment, and after giving effect to the payment of such payment, on a pro forma basis using the Excess Availability as of the date of the most recent calculation of the Borrowing Base immediately prior to any such payment, Adjusted Excess Availability shall be not less than $7,500,000, and (B) in the case of any such prepayment, redemption, retirement or repurchase, as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred.

         9.24 Costs and Expenses. Borrower and Guarantors shall pay to Lender on demand all reasonable and invoiced costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all out of pocket costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes and intangibles taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, assessments, search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) all out of pocket costs and expenses of preserving and protecting the Collateral; (d) all out of pocket costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise



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enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (e) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at Lender's then standard rate for Lender's examiners in the field and office (which rate as of the date hereof is $850 per person per day, provided, that, such field exams shall not exceed ten (10) Business Days per calendar year other than after the occurrence of an Event of Default); and (f) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.25 Further Assurances.

                  (a) In the case of the formation or acquisition by a Borrower or Guarantor of any Subsidiary after the date hereof (other than an Unrestricted Subsidiary), as to any such Subsidiary, (i) the Borrower or Guarantor forming such Subsidiary shall cause any such Subsidiary to execute and deliver to Lender, the following (each in form and substance satisfactory to Lender), (A) an absolute and unconditional guarantee of payment of the Obligations, (B) a security agreement granting to Lender a first security interest and lien (except as otherwise consented to in writing by Lender) upon all of the assets of any such Subsidiary, and (C) such other agreements, documents and instruments as Lender may require in connection with the documents referred to above in order to make such Subsidiary a party to this Agreement as a "Borrower" or as a "Guarantor" including those agreements, instruments and documents such Subsidiary would have executed and delivered to Lender had such Subsidiary been a Guarantor as of the date of this Agreement and any related agreements that Borrower or an existing Guarantor would have executed with or in favor of Lender with respect to such Subsidiary had it existed on the date hereof.

                  (b) In the case of an acquisition of assets (other than Capital Stock) by a Borrower or Guarantor after the date hereof, Lender shall have received, in form and substance satisfactory to Lender, (i) evidence that Lender has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder, (ii) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (iii) the agreement of the seller consenting to the collateral assignment by the Borrower or Guarantor purchasing such assets of all rights and remedies and claims for damages of Borrower or such Guarantor relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and (iv) such other agreements, documents and instruments as Lender may require in connection with the documents referred to above, including, but not limited to, supplements and amendments hereto, corporate resolutions and other organization and authorizing documents and favorable opinions of counsel to such person.



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

                  (c) At the request of Lender at any time and from time to time, Borrower and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower or any Guarantor representing that all conditions precedent to the making of Loans and providing Letters of Credit contained herein are satisfied. In the event of such request by Lender, Lender may, at Lender's option, cease to make any further Revolving Loans until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) Borrower fails to pay (A) any of the Obligations (other than interest or fees) when due (or) any payment of interest or fees on the Obligations within five (5) days of when stated to be due, or (ii) Borrower or any Guarantor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for thirty (30) days; provided, that, such thirty (30) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such thirty (30) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by Borrower or any Guarantor of any such covenant or (iii) Borrower or any Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                  (b) any representation, warranty or statement of fact made by Borrower or any Guarantor in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Guarantor revokes or terminates or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

                  (d) any judgment for the payment of money is rendered against Borrower or any Guarantor in excess of $5,000,000 in any one case or in excess of $5,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other



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than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Guarantor or any of the Collateral having a value in excess of $5,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days;

                  (e) Borrower dissolves or suspends or discontinues doing business;

                  (f) Borrower or any Guarantor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Guarantor or all or any part of its properties and such petition or application is not dismissed within forty-five days after the date of its filing (such time period shall be increased to sixty
(60) days if on the 45th day after the filing of such case or proceeding Borrower or such Guarantor is still in good faith diligently pursuing the dismissal of such case or proceeding) or Borrower or any Guarantor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Guarantor or for all or any part of its property;

                  (i) any default in respect of any Indebtedness of Borrower or any Guarantor (other than Indebtedness owing to Lender hereunder), in any case in an amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto or any default by Borrower or any Guarantor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

                  (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other



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Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

                  (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $5,000,000;

                  (l) any Change of Control;

                  (m) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower or any Guarantor of which Borrower, Guarantor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or such Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $5,000,000 or (ii) any other property of Borrower or any Guarantor which is necessary or material to the conduct of its business;

                  (n) there shall have occurred a Material Adverse Effect after the date hereof;

                  (o) the occurrence of any Regulatory Event; or

                  (p) the Borrower or a Guarantor defaults under any of the other Financing Agreements in a manner other than covered by subsection (a)-(p) above.

         10.2 Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower or any Guarantor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Guarantor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion, upon notice to Borrower, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender,



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

(provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require Borrower or any Guarantor, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower or any Guarantor, which right or equity of redemption is hereby expressly waived and released by Borrower and Guarantors and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower and Guarantors waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower and each Guarantor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request.

                  (c) At any time or times that an Event of Default exists or has occurred and is continuing, Lender may, in its discretion, enforce the rights of Borrower or any Guarantor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Lender may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action



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Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower and Guarantors shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Collateral when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, hold the returned Collateral in trust for Lender, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (d) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower and each Guarantor acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition,
(ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower or any Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Lenders against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower and each Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in the exercise by Lender of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or any Guarantor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.



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

                  (e) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower and each Guarantor hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to Borrower or any Guarantor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower or any Guarantor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (f) At any time an Event of Default exists or has occurred and is continuing, Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations. Borrower and Guarantors shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

                  (g) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, Lender may, at Lender's option, with notice, (i) cease making Revolving Loans or reduce the lending formulas or amounts of Revolving Loans available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Revolving Loans to be made by Lender to Borrower and/or (iii) establish such Reserves as Lender determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of North Carolina but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of North Carolina.

                  (b) Borrower, Guarantors and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court for North Carolina, Mecklenburg County and the United States District Court for the Western District of North Carolina, whichever Lender may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in



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respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or any Guarantor or its or their property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or any Guarantor or its or their property).

                  (c) Borrower and each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower or any Guarantor in any other manner provided under the rules of any such courts. Within the earlier of such period of time permitted by applicable law or thirty (30) days after such service, Borrower or such Guarantor shall appear in answer to such process, failing which Borrower or such Guarantor shall be deemed in default and judgment may be entered by Lender against Borrower or such Guarantor for the amount of the claim and other relief requested.

                  (d) BORROWER, GUARANTORS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, GUARANTORS AND LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, ANY GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to Borrower or any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Borrower or such Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender , that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable



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presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Borrower and each
Guarantor: (i) certifies that neither Lender nor any representative, agent or attorney acting for or on behalf of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Lender is relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

         11.2 Waiver of Notices. Borrower and each Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower or any Guarantor which Lender may elect to give shall entitle Borrower or such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Intentionally Deleted.

         11.5 Indemnification. Borrower and each Guarantor shall, jointly and severally, indemnify and hold Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrower and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-



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appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrower or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and Borrower and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

         12.1 Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on August 1, 2009, unless at least six (6) months prior to such date, Lender has received evidence in form and substance satisfactory to it that the final maturity date of the Senior Secured Notes has been extended to a date which is later than December 31, 2009, in which case, the term of this Agreement shall end on the date four (4) years from the date hereof (the earlier of such dates being the "Scheduled Termination Date"). In addition, Borrower may terminate this Agreement at any time upon ten
(10) days prior written notice to Lender (which notice shall be irrevocable) and Lender may, at its option, terminate this Agreement at any time on or after an Event of Default. Upon the Scheduled Termination Date or any other effective date of termination of the Financing Agreements, Borrower shall pay to Lender all outstanding and unpaid Obligations and shall furnish cash collateral to Lender (or at Lender's option, a letter of credit issued for the account of Borrower and at Borrower's expense, in form and substance satisfactory to Lender, by an Borrower acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment and any continuing obligations of Lender pursuant to any Deposit Account Control Agreement. Such payments in respect of the Obligations shall be remitted by wire transfer in Federal funds to the Lender Payment Account or such other bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the



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next Business Day, if the amounts so paid by Borrower to the Lender Payment
Account or other bank account designated by Lender are received in such bank account later than 12:00 noon, New York City time.

                  (b) No termination of this Agreement or any of the other Financing Agreements shall relieve or discharge Borrower or any Guarantor of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower and each Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Lender shall not be required to send such termination statements to Borrower or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

         12.2 Interpretative Provisions.

                  (a) All terms used herein which are defined in Article 1,
Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement. Capitalized terms used herein and not otherwise defined herein shall have their meanings as set forth in the Senior Secured Note Indenture as in effect on the date hereof.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (c) All references to Borrower, Guarantor and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation" and the word "will" when used in this Agreement shall be construed to have the same meaning and effect as the word "shall".

                  (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.



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

                  (g) All references to the term "good faith" used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower and Guarantors shall have the burden of proving any lack of good faith on the part of Lender alleged by Borrower or any Guarantor at any time. All references to the term "reasonably" as applied to any conduct or determination by Lender shall be based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances.

                  (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements



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

shall not be construed against Lender merely because of Lender's involvement in their preparation.

         12.3 Notices.

                  (a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 13.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

    If to Borrower or any Guarantor:     US LEC Corp.
                                         6801 Morrison Boulevard
                                         Charlotte, NC 28211
                                         Attention: Mr. Thomas Gooley, Treasurer
                                         Telephone No.: 704.319.1133
                                         Telecopy No.:  704.602.1133

    with a copy to:                      US LEC Corp.
                                         6801 Morrison Boulevard
                                         Charlotte, NC 28211
                                         Attention: Mr. Michael Shor
                                         General Counsel
                                         Telephone No.:704.319.6869
                                         Telecopy No.:  704.602.6869

    If to Lender:                        Wachovia Bank, National Association
                                         301 South College Street
                                         NC 0479, 18th Floor
                                         Charlotte, NC 28288-0479

                                         Attention: Mr. Andrew Gale
                                         Telephone No.:704-374-2607
                                         Telecopy No.:704-374-2703

                  (b) Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Lender or as otherwise determined by Lender. Lender or



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Borrower or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications. Unless Lender otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

         12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender and Borrower and their respective successors and assigns, except that Borrower may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Any such purported assignment without such express prior written consent shall be void. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Revolving Loans, or any other interest herein to another financial institution or other person on terms and conditions acceptable to Lender; provided, that, (i) any assignment by Lender (exclusive of granting of any participations by Lender ) shall be approved in writing, by Borrower (which approval shall not be unreasonably withheld or delayed ) prior to any assignment by Lender, except, that, the approval of the Borrower shall not be required in respect of any assignment by Lender made: (A) after the occurrence and during the continuance of any Event of Default, (B) in connection with an assignment by any Lender upon the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of any Lender's business, loan portfolio or other assets, or (C) the parent company of Lender or any Affiliate of Lender.

         12.6 Confidentiality.

                  (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower or any Guarantor pursuant to



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this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order,
(ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Lender is a party, (iii) to any Participant (or prospective Participant) or to any Affiliate of Lender so long as such Participant (or prospective Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this
Section 12.6, or (iv) to counsel for Lender, Participant (or prospective Participant).

                  (b) In the event that Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender, Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of Lender's expenses, cooperate with Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender.

                  (c) In no event shall this Section 12.6 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender (or any Affiliate of Lender) on a non-confidential basis from a person other than a Borrower or Guarantor, (iii) to require Lender to return any materials furnished by a Borrower or Guarantor to Lender or prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.6 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by Borrower or any Guarantor to Lender. In addition, Lenders may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications and the use of the name, logos and other insignia of the Borrower and Guarantors in any "tombstone" or comparable advertising, on its website or in other marketing materials of Lender or its Affiliates.



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         12.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         12.8 USA Patriot Act. Lender hereby notifies Borrower and Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001) (the "Act"), it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrower and Guarantors and other information that will allow such Lender to identify such person in accordance with the Act and any other applicable law. Borrower and Guarantors are hereby advised that any Revolving Loans hereunder are subject to satisfactory results of such verification.

         12.9 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.



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         IN WITNESS WHEREOF, Lender, Borrower and Guarantors have caused these presents to be duly executed as of the day and year first above written.

LENDER                                          BORROWER



WACHOVIA BANK, NATIONAL ASSOCIATION             US LEC CORP.



By: /s/ Andrew Gale                             By: /s/ Thomas R. Gooley
    ------------------------------------           -----------------------------

Title: Vice President                           Title: Vice President
      ----------------------------------              --------------------------


GUARANTORS

US LEC OF NORTH CAROLINA INC.
US LEC OF GEORGIA INC.
US LEC OF SOUTH CAROLINA INC.
US LEC OF FLORIDA INC.
US LEC OF VIRGINIA L.L.C.
US LEC OF ALABAMA INC.
US LEC OF PENNSYLVANIA, INC.
US LEC OF MARYLAND INC.
US LEC COMMUNICATIONS INC.
US LEC ACQUISITION CO.
US LEC OF NEW YORK INC.

By: /s/ Thomas R. Gooley
   ------------------------------------

Title: Vice President - Treasurer
      ---------------------------------